Exhibit (r)(2)

Global Code of Ethics

January 2025

HarbourVest Partners | Confidential

Table of Contents

Table of Contents		2

I.	Introduction	3

II.	Escalating Ethical Concerns	7

III.	Reporting Requirements Relating to Personal Securities Transactions and Holdings	8

IV.	Other Requirements Relating to Personal Securities Transactions in Reportable Securities	11

V.	Insider Trading, Non-Public Information and Market Abuse	22

VI.	Gifts, Meals, Entertainment, Travel, and Charitable Contributions	26

VII.	Outside Business Activities and Other Potential Conflicts of Interest	36

VIII.	Political Contributions and Activities	40

IX.	Administration and Enforcement of the Code	43

X.	Appendices to the Code	47

X.1 Appendix 1 - Definitions		47

X.2 Appendix 2 – Personal Trading Rules Summary		60

X.3 Appendix 3 – Gifts, Meals, Entertainment, Travel, and Charitable Contributions Policy Summary except Asia Pacific		63

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I.	Introduction

Through the years HarbourVest1 has worked diligently to earn its reputation for integrity and ethics. We expect all of those associated with HarbourVest to conduct business in accordance with high ethical standards and in compliance with all applicable laws, rules, regulations, and HarbourVest policies and procedures. HarbourVest has developed this Global Code of Ethics (“Code”) to promote both high standards of conduct and compliance with applicable laws and regulations.

All Staff Members are expected to behave in a manner consistent with HarbourVest’s fiduciary duty at all times, in particular, by placing the interests of Clients first. Staff Members should scrupulously avoid serving their own personal interests ahead of Clients’ interests in any decision relating to their personal investments. The Code is also designed to protect HarbourVest and its Clients by deterring misconduct and guarding against a violation of US federal securities laws and other applicable local laws and regulations. The Code adheres to Rule 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Staff Members must read the Code and are expected to comply with both its letter and spirit. Staff Members’ personal securities transactions and other activities shall be conducted in a manner so as to avoid any actual or potential Conflict of Interest, or any abuse of their position of trust and responsibility.

Staff Members can also violate the Code by failing to Preclear certain activities, failing to file required reports, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Staff Members’ conduct can violate the Code even if the conduct does not harm any Client or the Firm.

Failure to comply with the Code may result in serious sanctions, including, but not limited to, trade cancellation, forced sale of securities, profit disgorgement, trading bans, monetary penalties or fines, reduction of compensation, dismissal, personal liability, and referral to law enforcement agencies or other regulatory agencies.

Any questions regarding the Code should be referred to the CCO or another member of the Compliance Office.

The Code should be read in conjunction with the Global Compliance Manual (“Compliance Manual”) and/or your local office’s Compliance Manual.

[1]	Capitalized terms used in this Code, which are not otherwise defined, have their meanings contained in Appendix 1 (Definitions) of the Code.

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A.	Individuals Covered by the Code

The Code applies to all Staff Members. Staff Members, as defined in Appendix 1, include each employee, officer, member, director, and active senior adviser of HarbourVest, as well as other individuals that the CCO may designate from time-to-time. All Staff Members are considered “Access Persons”, as that term is defined in Rule 204A-1(e)(1) promulgated under the Advisers Act. Many of the Code’s provisions also apply to the Family Members of Staff Members, as more fully described below.

HarbourVest provides each new Staff Member with an electronic copy of this Code, along with any amendments. Additionally, the Code is available to all Staff on InnerHarbour.

Staff Members who, in connection with their duties at HarbourVest, become registered representatives of a broker-dealer are also subject to, and responsible for complying with, the policies and procedures of the applicable broker-dealer.

B.	Standards of Business Conduct

1.	Basic Principles and Elements of Fiduciary Duty

As an investment adviser, HarbourVest is a fiduciary to each of its Clients and must always act in the Client’s best interest. A fiduciary holds a legal or ethical relationship of trust and confidence with a person and is acting for and on behalf of that person. Fiduciary duty includes a duty of loyalty and a duty of care.

Consistent with our fiduciary duty, Staff Members are not permitted to:

•	Defraud any Client, or prospective client, in any manner;

•	Mislead any Client, or prospective client, including by making a false statement or a statement that omits material facts;

•	Engage in any act, practice, or course of conduct which operates or would operate as a fraud or deceit upon any Client, or prospective client; or

•	Engage in any manipulative practice with respect to any Client, or prospective client. Moreover, Staff Members are expected to:

•	Conduct business fairly and honestly;

•	Report information accurately and truthfully; and

•	Treat others fairly and respectfully.

If you are in doubt about whether your actions may violate the Code, other HarbourVest policies, our fiduciary duty, or the law, do not make the decision alone. Instead, seek advice from Compliance.

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2.	Comply with Laws, Regulations, and HarbourVest Policies and Procedures

Staff Members are expected to comply with all applicable US federal securities laws, as well as other laws in locations where HarbourVest operates, markets, or invests. Staff Members are expected to know, understand, and follow these laws and regulations, as well as HarbourVest policies and procedures. Unless otherwise stated, all policies of HarbourVest Partners LLC apply to HarbourVest Registered Advisers, LP and Staff Members acting on behalf of HarbourVest Registered Advisers, LP. Staff Members should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment.

3.	Avoid or Disclose Personal Interests that Might Result in Potential Conflicts of Interest

Staff Members have a fiduciary duty towards Clients and must make decisions in their best interest. Compliance with this duty can be achieved by trying to avoid Conflicts of Interest and by fully disclosing all material facts concerning any conflict that does arise with respect to any Client.

A “Conflict of Interest” is any activity, relationship, or other factor in which a person’s interests or the Firm’s interests may conflict with applicable fiduciary duties to Clients or the Firm.

It is the obligation of each Staff Member to be cognizant of any actual or potential Conflicts of Interest, or even the appearance of a Conflict of Interest, with respect to their activities, interests, or associations outside the Firm. The appearance of a Conflict of Interest may be just as harmful to HarbourVest’s reputation as an actual conflict.

Staff Members are required to disclose to Compliance any personal interest or affiliation that might present a Conflict of Interest or harm the reputation of HarbourVest.

Please refer to the Outside Business Activities and Other Potential Conflicts of Interest section the Code for additional information and requirements relating to Conflicts of Interest.

4.	Protect Confidential Information

Confidential information is any information obtained by HarbourVest or a Staff Member from a Client or other third party in which there is an expectation and/or contractual obligation that such information will remain confidential. Confidential information also includes any information generated by HarbourVest during the normal course of business. Staff Members should assume all business information generated or acquired in connection with their responsibilities at HarbourVest is confidential unless it is already in

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the public domain. Confidential information will remain confidential until the information enters the public domain or until agreed upon with the Client or other third party.

No Staff Member may disclose to any third party confidential or proprietary information concerning HarbourVest, its businesses, services, practices, Clients, prospects, customers, financial condition, vendors, or service providers, unless necessary in the proper performance of their duties, or required by law, or in accordance with HarbourVest policy and procedures. Staff Members have additional responsibilities with respect to confidential information that is considered Material Non-Public Information, as further described below.

Please refer to HarbourVest’s Privacy Policy, Information Technology Acceptable Use Policy, Written Information Security Policy and Global Media Policy for additional requirements relating to information protection.

Note: Nothing contained in the Code, or in any other HarbourVest policy, restricts the ability of any Staff Member to report matters to the SEC, or to take any other action in conformance with the SEC’s Whistleblower Rules under Section 21F of the 1934 Act, or any similar rules or regulations enforced by other regulatory agencies overseeing HarbourVest, its affiliates, and its business activities.

5.	Don’t Allow or Engage in Bribery, Corruption, or Money Laundering

Please refer to HarbourVest’s Anti-Bribery and Anti-Corruption Policy and Anti-Money Laundering and Sanctions Policy in the Firm’s Global Compliance Manual for additional information and requirements.

6.	Don’t Trade On or Otherwise Misuse Material Non-Public Information

Securities laws generally prohibit the trading of securities of an issuer while in possession of Material Non-Public Information regarding such issuer (also known as “Insider Trading”). Any person passing along Material Non-Public Information upon which a trade is based (i.e., “tipping”) may also be in violation of securities laws, even if the person that passed the information does not benefit personally.

Staff Members possessing Material Non-Public Information regarding any security or issuers of securities must inform Compliance that they are in possession of such information and must refrain from purchasing or selling securities of that issuer for any personal, or Client account and must refrain from disclosing the information to others until the information becomes public or is no longer considered material and has been removed from HarbourVest’s Restricted List.

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Please refer to the Insider Trading and Non-Public Information section of the Code for additional information and requirements relating to Material Non-Public Information and Insider Trading.

7.	Don’t Engage in Market Manipulation

Staff Members are prohibited from engaging in Market Manipulation, including intentionally creating or spreading false or misleading information, such as rumors, or engaging in other activity intended to affect securities prices or the financial condition of an issuer.

Please refer to the Insider Trading and Non-Public Information section of the Code for additional information and requirements relating to Market Manipulation, and also consult your local office’s Compliance Manual for any additional obligations relating to market abuse, if applicable.

II.	Escalating Ethical Concerns

Staff Members are required to report any violation, whether actual or suspected, of the Code promptly to the CCO or other member of the Compliance Office. It will be considered a violation of the Code for a Staff Member to fail to report a known violation or withhold relevant or material information concerning a known violation of the Code.

Staff Members should also escalate any concerns they have about potential breaches of other Firm policies or potential unethical conduct. All reports and escalations will be treated confidentially to the extent permitted by law, and investigated promptly and appropriately.

Reports of violations of the Code or other ethical concerns may be submitted to the CCO on an anonymous basis. Staff Members who wish to report a violation anonymously may do so using the Ethicspoint portal. (https://harbourvest.ethicspoint.com) If the CCO is involved in the violation or is unreachable, Staff Members may report a violation to the General Counsel or to the CEO.

Retaliation against any Staff Member who reports a violation in good faith is prohibited and constitutes a further violation of the Code. Furthermore, nothing contained in this Section of the Code, or in any other HarbourVest policy, restricts the ability of a Staff Member to report matters to the SEC, or to take any other action in conformance with the SEC’s Whistleblower Rules under Section 21F of the 1934 Act.

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III.	Reporting Requirements Relating to Personal Securities Transactions and Holdings

The requirements of this section apply to Reportable Accounts held by or for the benefit of Staff Members of their Family Members. References to “Staff Members” in this section generally apply to Family Members unless the context requires otherwise.

A.	Initial Holdings Report and Certification

No later than 10 calendar days after a Staff Member joins HarbourVest or otherwise becomes covered by the Code, the Staff Member must submit an Initial Holdings Report and Certification in ComplySci that confirms that the Staff Member has received, read, understands, and agrees to comply with, the Code and discloses: (i) all Reportable Accounts, i.e., individual accounts held with brokers, dealers, banks, or equivalent institutions in which the Staff Member has a Beneficial Interest that hold, or have the capability of holding, any Reportable Securities; (ii) all holdings of Reportable Securities in those accounts; and (iii) all Reportable Securities held outside of securities trading accounts in which the Staff Member has a Beneficial Interest, such as physical certificates and Private Placements.

Staff Members do not need to disclose Exempt Accounts.

Staff Members must disclose the existence of Managed Accounts and must provide documentation sufficient to established that such account is fully managed by a third party adviser, as set forth in more detail below, but do not need to disclose the holdings in the Managed Accounts.

The information contained in the Initial Holdings Report and Certification must be current as of a date no more than 45 days prior to the date that the Staff Member joined the Firm or became an Access Person.

Staff Members are required to review any pre-populated information in the Initial Holdings Report Certification for accuracy and completeness and to certify accordingly. Additionally, new Staff Members are required to complete the Quarterly Transaction Report and Certification for the calendar quarter they joined HarbourVest.

B.	Quarterly Transaction Report and Certification

No later than 30 calendar days after each calendar quarter-end, all Staff Members must submit a Quarterly Transaction Report and Certification in ComplySci that certifies that they have reported all of their transactions in Reportable Securities in Reportable Accounts in which they have a Beneficial Interest during the previous calendar quarter. Shares acquired

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via Corporate Action (including, but not limited to; dividends, stock splits, tender offices, spin-offs) need to be entered to ensure the holdings in ComplySci match those that appear on the statement.

Staff Members are required to review and make required updates to pre-populated information in the Quarterly Transaction Report and Certification for accuracy and completeness and to certify accordingly.

This certification must be completed by all Staff Members, whether or not the Staff Member had any transactions during the calendar quarter, and regardless of whether their broker provides an electronic feed.

C.	Annual Holdings Report and Certification

At least once each twelve (12) month period on a date specified by Compliance, all Staff Members must submit an Annual Holdings Report and Certification in ComplySci that confirms they have received, read, understood, and have complied with, the Code and disclose: (i) all individual accounts held with brokers, dealers, or banks in which the Staff Member has a Beneficial Interest that hold, or have the capability of holding, Reportable Securities; (ii) all holdings of Reportable Securities in those accounts; and (iii) all Reportable Securities held outside of securities trading accounts in which the Staff Member has a Beneficial Interest, such as physical certificates and Private Placements.

Exempt Accounts do NOT need to be disclosed. Managed Accounts DO need to be disclosed, but the holdings do NOT.

The Annual Holdings Report and Certification must be submitted in ComplySci before the due date established by Compliance. The information contained in the Annual Holdings Report and Certification must be current as of a date no more than 45 calendar days prior to the date the Annual Holdings Report and Certification was submitted.

Staff Members are required to review any pre-populated information in the Annual Holdings Report and Certification for accuracy and completeness and to certify accordingly.

D.	Ad Hoc Reporting

1.	New Account Reporting. All Staff Members are required to disclose in ComplySci any new Reportable Account.

Staff Members must report new Reportable Accounts by the earliest of the following dates: (i) no later than 30 calendar days after the account is opened; or (ii) one (1) calendar day before trading in the new account.

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Staff Members do not need to disclose Exempt Accounts.

2.

New Transaction Reporting. Each Staff Member must enter into ComplySci all transaction information relating to a Reportable Security in a Reportable Account no later than 30 calendar days after each calendar quarter-end.

Staff Members in the UK must enter transaction information relating to a Reportable Security no later than 10 calendar days from the transaction date.

Staff Members in Singapore must enter transaction information relating to a Reportable Security no later than 7 calendar days from the transaction date.

Note: If your broker provides ComplySci with an electronic feed, you do not need to manually enter a transaction into ComplySci unless your broker failed to feed the required information.

The following transactions do not need to be reported: (i) transactions in Managed Accounts; (ii) transactions in Exempt Securities; (iii) transactions in Exempt Accounts; (iv) the receipt of Options in an employer’s securities by an employee of that organization who is a Family Member received under a bona fide employee stock Option plan of an organization not affiliated with HarbourVest; and (v) transactions in certain specific cryptocurrencies exempted from reporting by the CCO.

E.	Ongoing Account Reporting

1.	Electronic Broker Feeds. Staff Members are required to turn on electronic feeds for all Reportable Accounts that are held with brokers that offer electronic feeds into ComplySci.

In the US, if the broker of a Reportable Account does not offer an electronic feed, the account must be migrated promptly to a broker that provides such feeds into ComplySci. A list of such brokers can be obtained from Compliance. This requirement does not apply to accounts held by Family Members.

Electronic broker feeds are not required for Managed Accounts, 401(k) Plan accounts, and active employee stock option/purchase plan accounts offered by a Family Member’s employer for which an electronic feed is unavailable.

Outside the US, Staff Members are not required to migrate their Reportable Accounts to brokers that offer electronic feeds into ComplySci but are strongly encouraged to do so unless there is a specific reason for using a broker without this capability.

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2.

Duplicate Account Statements. If a Reportable Account does not supply an electronic feed into ComplySci, duplicate copies of all account statements (or holdings reports and transaction summaries originating from the broker, such as screenshots from the broker’s website) relating to the account must be uploaded to ComplySci (where such functionality is available) no less frequently than quarterly within 30 calendar days after the end of each calendar quarter. The account statements must reflect the holdings, transactions, and other activity in the account, if any.

Staff Members do not need to provide account statements for Exempt Accounts.

F.	Confidentiality of Records

Compliance will use its best efforts to assure the personal holdings information of Staff Members is treated confidentially. However, HarbourVest is required by law to review, retain, and, in certain circumstances, disclose documents containing personal holdings information. Therefore, such documents will be available for inspection by appropriate regulatory agencies, and by other parties within and outside HarbourVest, as necessary to evaluate compliance with the Code or other requirements applicable to the Firm.

IV.	Other Requirements Relating to Personal Securities Transactions in Reportable Securities

A.	Preclearance Requirement

1.

Standard Trade Requests. Staff Members must use the Preclearance function and submit a Trade Request in ComplySci before executing any individual transaction (e.g., purchase, sale, establishment or change to an Automatic Investment Plan, etc.) in a Reportable Security in a Reportable Account (which terms do not include Exempt Securities and Exempt Accounts, as defined herein). This includes accounts and transactions of Staff Members or their Family Members; a Family Member can either submit a preclearance request themselves (where they have been granted proxy ComplySci access), or a Staff Member can submit a preclearance request on behalf of a Family Member.

Once the Preclearance request is submitted, ComplySci will either “Approve” or “Deny” the trading request. Generally, a denial indicates that the security currently could be on the Restricted List and/or was purchased in one of the Staff Members reportable accounts in the last 30 days.

Staff Members and Family Members are prohibited from executing a transaction in a Reportable Security before receiving an approval notification in ComplySci.

Staff Members engage in trading at their own risk.

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Compliance has no obligation to disclose to a Staff Member the reason for the denial of any trade request. There is no expectation that Compliance will consider exception requests, assess an appeal, or overrule a trading denial in ComplySci. Any attempts to circumvent or manipulate the firm’s personal trading controls and policies will themselves be considered a Code violation.

Staff Members do not need to Preclear transactions in Managed Accounts, Exempt Accounts, or Exempt Securities.

2.

Trades in Initial Public Offerings and Private Placements. All IPO and Private Investment requests must be precleared in ComplySci via an IPO or Private Investment Preclearance Request. Such Preclearance requests generally require that certain certifications relating to the IPO/Private Placements be made and that a copy of the Private Placement Memorandum and subscription agreement and/or other related offering documents be provided to Compliance. Investments in ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”) are also subject to Preclearance.

“Re-up” or follow-on investments of a previously approved Private Placement also require Preclearance.

Staff Members investing in a Private Placement are not required to Preclear any of the Private Placement’s underlying securities transactions, whether or not they are transactions in Reportable Securities.

If the Staff Member is subsequently involved in a decision to buy or sell a previously approved Private Placement for a Client, then the decision to purchase or sell the Private Placement must be independently authorized by a Staff Member with no personal interest in the Private Placement.

If a Staff Member has any doubt about whether a proposed transaction is a Private Placement or whether a Private Placement is documented appropriately in ComplySci, please contact Compliance.

3.

Options. Staff Members must preclear the purchase, sale and exercise of options. This includes Staff Members seeking to exercise stock options received from a previous employer. If the corresponding symbol for an option is unavailable in ComplySci, Staff Members are asked to preclear the underlying security. If an option expires without exercising, the Staff Member must preclear any subsequent sale or purchase of a new option, including rollover options.

Staff Members may not use options trading, or any other form of derivatives trading, to bypass any provision of the Code of Ethics. Staff Members must consider the 30-day hold requirement (described in greater detail below in Section IV.F) when engaging in options

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trading, and may not use options trading (including short selling, etc.) to circumvent the 30-day hold requirement. If a Staff Member violates the spirit or intention of the 30-day hold requirement via options trading or any other form of trading (regardless of whether or not the Staff Member received an automated preclearance approval in ComplySci), this itself can be considered a Code violation.

Staff Members who buy an option contract must submit a separate, second preclearance request prior to exercising their option when the transaction is voluntary. Transactions in a security that has been added to the Restricted List after an option was precleared and approved, but before the option is exercised, will subsequently be denied. Staff Members engage in options trading at their own risk. Staff Members have no automatic authorization to voluntarily exercise an option based on an initial preclearance approval of the option contract.

Staff Members are required to preclear stock options that a Family Member intends to exercise. If the Family Member is purchasing the security to hold then a buy preclearance is required, if the transaction is a purchase and immediate sale for cash then only a sell preclearance is required.

B.	Length of Preclearance Request Trade Approval

Trade approval within ComplySci is effective until the earlier of: (a) its revocation; (b) the close of business of the US business day following the date authorization is granted; (c) the moment the Staff Member learns that the information in the Preclearance request is not accurate; or (d) the moment the Staff Member learns that the approval is no longer permissible under the Code.

If the transaction is not placed within the trade approval period described above the authorization is no longer valid and the Staff Member must seek and obtain a new authorization before the transaction may be placed.

Limit orders that extend beyond the Preclearance request trade approval period are allowed only if the Staff Member continues to seek and obtains Preclearance in ComplySci through the date of execution of the limit order. If at any time the limit order is denied in ComplySci, the limit order must be cancelled by the Staff Member.

Writing Option transactions involving Reportable Securities are generally allowed even though the option might be exercised after the Preclearance request trade approval period since the timing of such exercise is not determined by the Staff Member. Conversely, Staff Members who buy options are required to preclear the transaction prior to purchasing the initial option and then again if they decide to exercise their rights outlined in the option contract.

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C.	Managed Accounts

Staff Members or their Family Members who open an account in which the Staff Member or Family Member has no direct or indirect influence or control regarding any transactions to be made in the account, and the adviser, broker, bank, trust company, or other manager (collectively, the “adviser”) will be making all investment decisions without informing the Staff Member or Family Member as to the transaction until after the transaction has been effected, are not required to Preclear or report trades made by their adviser in ComplySci, provided Compliance has reviewed and deemed the account to be a Managed Account.

If a Staff Member or Family Member shares discretion with an adviser, has veto authority over an adviser’s trade recommendations, or has any ability to effect trades in an account, the account will not be deemed a Managed Account.

In order for Compliance to deem an account a Managed Account, Compliance must obtain an acceptable written acknowledgment from the adviser that the Staff Member or Family Member has no direct or indirect influence or control regarding any transactions to be made in the relevant account. Compliance maintains a template letter that can be sent to advisers for this purpose.

At its discretion, Compliance may also require that Staff Members provide a copy of, or relevant excerpts from, the investment advisory agreement that the Staff Member or their Family Member has entered into with the adviser.

Annually, Staff Members will be required to certify the following in ComplySci for those accounts in which they have acknowledged that they had no direct or indirect influence or control:

•	The Staff Member or Family Member did not suggest that the adviser, broker, bank, trust company, or other manager make any particular purchases or sales of securities;

•	The Staff Member or Family Member did not direct the adviser, broker, bank, trust company, or other manager to make any particular purchases or sales of securities; and

•	The Staff Member or Family Member did not consult with the trustee or third-party discretionary manager as to the particular allocation of investments to be made.

Compliance may require Staff Members to obtain and provide periodically an updated acknowledgement from the relevant adviser that the Staff Member has had no influence or control regarding any transactions made in a Managed Account.

Staff Members are not required to Preclear or report transactions in Managed Accounts in ComplySci.

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Staff Members are required to provide regular account statements or an electronic feed into ComplySci for each Managed Account so that Compliance may periodically review any transactions and holdings that would have been reportable had the account been subject to the Code’s Preclearance and reporting requirements.

If at any time a Staff Member or Family Member begins to exercise any influence or control over a Managed Account, the Staff Member must immediately notify Compliance and begin to Preclear and report all required transactions in the account in ComplySci.

D.	Exemptions from Preclearance (but Transaction Reporting is Required)

Transactions in the following Reportable Securities do not require Preclearance but must be reported (unless otherwise indicated):

1.	Exchange-Traded Funds, Exchange-Traded Notes, and Exchange-Traded Commodities. However, if an ETF is concentrated (containing 20 or fewer holdings), it must be precleared before transacting.

2.

Direct obligations of a national government (i.e., any debt security directly issued or guaranteed as to principal or interest by the government), other than direct obligations of the U.S. government and certain securities issued by the UK government which are Exempt Securities, as described below.

3.	Non-affiliated Investment Companies and Collective Investment Trusts (Other than Exempt Securities)

4.	U.S. Municipal Securities

5.

Automatic Investment Plans. The initial transaction to establish or amend an Automatic Investment Plan requires Preclearance, but continuing transactions effected pursuant to an Automatic Investment Plan do not require Preclearance.

6.

Involuntary Transactions. Examples include stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, bond maturity and other similar corporate actions generally applicable to all holders of the same class of securities and sales of fractional shares.

7.

Certain Rights Issues. The receipt of rights issued by an issuer pro rata to all holders of a class of the issuer’s securities does not require Preclearance. However, the exercise or sale of such rights does require Preclearance.

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8.	Bona Fide Gifts or Contributions of Securities, including Inheritances. A “bona fide Gift or contribution” is one where the donor does not receive anything of monetary value in return.

9.	Derivative transactions when the underlying security is Preclearance exempt (e.g. Options on an ETF).

10.	For Family Members: Certain Transactions in Employee Benefit, Stock, Stock Option, and Deferred Compensation Plans.

•

The purchase of an employer’s securities under a bona fide employee benefit, stock, or deferred compensation plan by a Family Member who is an employee of the organization offering the plan does not require Preclearance but must be reported and a copy of the plan must be provided to Compliance. Note that the sale of an employer’s securities requires both Preclearance and reporting.

•

The receipt of Options in an employer’s securities under a bona fide employee stock Option plan or deferred compensation plan by a Family Member who is an employee of the organization offering the plan does not require Preclearance or reporting.

•

The exercise of Options in an employer’s securities done under a bona fide employee stock Option plan or deferred compensation plan by a Family Member who is an employee of the organization offering the plan requires both Preclearance and reporting..

10.	Others. Transactions in other securities as may from time to time be designated in writing by Compliance on the ground that the risk of abuse is minimal or non-existent.

E.	Exemptions from Preclearance and Transaction Reporting

The following securities transactions are exempt from both the Preclearance and the reporting requirements under the Code:

1.	Exempt Securities. An Exempt Security means any of the following securities:

•	Direct obligations of the US government (i.e., any security directly issued or guaranteed as to principal or interest by the US, such as treasury securities)[2] ;

•	Securities issued by National Savings and Investments (“NS&I”), an executive agency of the Chancellor of the Exchequer of the UK (specifically UK government securities

[2]	Municipal securities do not fall into the category of “direct obligations of the US government” and are therefore not considered an Exempt Security.

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issued and sold directly to the public through NS&I) (This does not include securities issued by NS&I but purchased elsewhere);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt obligations, including repurchase agreements;

•	Shares issued by money market funds;

•	Interests in Open-End Investment Companies (i.e. mutual funds), other than HPIF and ETFs;

•	Interests in unit-linked life and pension products sold in the UK;

•	UCITS (i.e., mutual funds domiciled in the EU);

•	Foreign Currency Transactions;

•	Commodities (including Futures and Futures Contracts); and

•	Cryptocurrencies (provided they are not ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”))

Please consult with Compliance if you are uncertain whether a particular security is considered a Reportable Security or an Exempt Security.

2.	Exempt Accounts. An Exempt Account means any of the following accounts:

•	Mutual Fund-Only Accounts;

•	529 Plan;

•	HarbourVest-Managed Funds (excluding open-ended vehicles);

•	HarbourVest 401(k) Plan;

•	HarbourVest Pension Plan;

•	HarbourVest Health Savings Account; and

•	Any other account that is incapable of holding Reportable Securities (e.g. a cash savings account).

3.	Managed Accounts (referred to in paragraph IV.C above).

4.

Others. Transactions in other securities may from time to time be designated in writing by Compliance on the ground that the securities are analogous to securities that Rule 204A-1 under the Advisers Act exclude from the definition of “Reportable” Security.

F.	30-Day Holding Period Requirement

No Staff Member may sell (or cover a short position in) a Reportable Security, excluding Open-End Investment Companies and ETFs, in which the Staff Member has a Beneficial Interest within 30 calendar days of a purchase (or short sale) of the same Reportable Security. Note: the 30-Day holding requirement does not apply to Exempt Securities.

Staff Members shall be aware that, for purposes of the Code, trading in Derivatives (such as Options and Structured Notes) is deemed to be equivalent to trading in the underlying

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security. Therefore, certain investment strategies may be difficult to implement, or may incur much greater risk, as a result of the 30-day holding requirement, and potential changes to securities included on the Restricted List.

Staff Members are not required to Preclear a Derivative transaction when the underlying security is Preclearance exempt (e.g. Options on an ETF). Additionally, the 30-day holding period is not required when transacting in Derivatives where the underlying asset is Preclearance exempt.

G.	Prohibited Transactions

The following securities transactions are always prohibited and will not be authorized under any circumstances, unless otherwise indicated below:

1.

Securities on the Restricted List. Any transaction in a security on the Restricted List or that a Staff Member believes should be on the Restricted List that is not exempt from Preclearance (e.g., the security is held in a Managed Account) is prohibited. Absent approval by the CCO, no Staff Member may purchase or sell any security if the Staff Member knows that HarbourVest has a pending order to purchase or sell such security for a Client, or that such an order is imminent. A Portfolio Manager of HPIF may not buy or sell any security within seven calendar days before HPIF trades in the same or equivalent security.

2.	Material Non-Public Information. Any transaction in a security by a Staff Member who possesses Material Non-Public Information regarding the security or the issuer of the security is prohibited.

3.	Market Manipulation. Transactions intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading are prohibited.

4.

Unlawful or Prohibited Investment Company Transactions. Staff Members shall not knowingly participate in or facilitate late trading, market timing, or any other activity with respect to any Investment Company in violation of applicable law or the provisions of the fund’s disclosure documents.

5.

Investment Clubs. Since each member of an Investment Club generally participates in the investment decision-making process, Staff Members and their Family Members are prohibited from participating in an Investment Club unless the Staff Member obtains prior written approval from Compliance.

6.

Other Transactions. Any other transaction deemed by the CCO to involve a Conflict of Interest, possible diversions of corporate opportunity, violation of law, or an appearance of impropriety, is prohibited.

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H.	Trading in HarbourVest Global Private Equity Fund Limited (“HVPE”) Shares

HVPE is a Guernsey-incorporated Investment Company listed on the Main Market of the London Stock Exchange (HVPE:LN) and authorized as a closed-ended investment scheme in accordance with Section 8 of the Protection of Investors (Bailiwick of Guernsey) Law, 1987, as amended and rule 6.02 of the Authorized Closed-ended Investment Scheme Rules 2008. HVPE is managed by HarbourVest Advisers LP, an affiliate of HarbourVest Partners, LLC.

Staff Members and their Family Members are only permitted to trade in HVPE shares, no later than ten (10) trading days after each HVPE NAV announcement. Each HVPE NAV announcement can be found on the HVPE website or on the HarbourVest Sharepoint, InnerHarbour.

HVPE Holding Period Requirement: Staff Members and their Family Members are not permitted to sell HVPE shares within twelve (12) months of buying HVPE shares.

Each trade request must be precleared via ComplySci. Preclearance must be submitted by selecting “Additional Preclearance” under the “Preclear” tab in ComplySci.

If the request to trade has been approved by Compliance via ComplySci, Staff Members and their Family Members have two (2) trading days to execute the approved trade. Once the trading window has lapsed, Staff Members and their Family Members must seek and obtain a new authorization from Compliance via ComplySci to trade the HVPE shares.

Staff Members and their Family Members should be aware that HVPE may from time to time, and on a regular basis, be subject to a blackout period which may last for an extended period of time. A Blackout Period may be triggered for instance before certain specific reports are issued to the public, or when sensitive information has been received by HarbourVest that could potentially impact the HVPE share price. During such a blackout period, The determination of whether a Staff Member or their Family Members may trade in HVPE shares is dependent on the following restrictions:

1.	HVPE Restricted Periods. A Staff Member and their Family Members may not trade in HVPE shares around the release of HVPE information to shareholders as follows:

Monthly:

•	Ten (10) trading days after the publication of the HVPE Monthly Update and continuing through the end of the trading day the HVPE Monthly Update is published.

Semi-Annually:

•	During the period beginning 30 calendar days prior to the publication of the HVPE Interim management Statement and continuing through the

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end of the trading day the HVPE Interim Management Statement is published.

Annually:

•

During the period beginning 60 calendar days prior to the publication of the HVPE Preliminary Announcement of Annual Results (the “HVPE Annual Report) and continuing through the end of the trading day the HVPE Annual Report is published.

For any questions when trading in HVPE shares, please contact UK Compliance.

I.	Trading in HarbourVest Global Private Solutions (“HGPS”) Shares

HGPS is an open-ended fund, established in the form of an investment company with variable share capital (Société d’investissement à capital variable or “SICAV”) subject to Part II of the Luxembourg law of 17 December 2010 on undertakings for collective investment.

Please refer to the HGPS prospectus for further information.

Staff Members and their Family Members are permitted to trade (i.e. subscribe, redeem, convert and transfer their holdings) in HGPS shares subject to meeting all applicable regulatory requirements and conditions set forth in the HGPS prospectus and account opening form (altogether, the “Trading Requirements”).

Before trading in HGPS shares, Staff Members and their Family Members shall further comply with the following preclearance requirements:

1.

A preclearance request to trade in HGPS shares must be submitted via ComplySci. Preclearance must be submitted by selecting the “Preclear” tab within ComplySci, and then selecting “Additional Preclearance”;

2.

Staff Members and their Family Members will be required to (i) complete an attestation as part of their ComplySci preclearance request and (ii) provide, upon request, evidence of their compliance with the Trading Requirements, as applicable;

3.

If the relevant trade request has been approved by Compliance via ComplySci, Staff Members and their Family Members will only be able to execute the approved trade three (3) months after such approval has been granted; and

4.	Staff Members and their Family Members must submit binding trade documents by the next dealing deadline following the approval of the relevant trade requests.

The above preclearance requirements apply to subscriptions, conversions, transfers and redemptions. If the trade request is not approved, the Staff Member and their Family Member must not submit their trade documents.

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Staff Members and their Family Members should be aware that HGPS may from time to time be subject to a blackout period which may last for an extended period of time. A blackout period may be triggered for instance when sensitive information has been received by HarbourVest that could potentially impact the HGPS NAV. During such a blackout period, Staff Members and their Family Members are prohibited from trading in HGPS shares, unless pursuant to a previously approved Automatic Investing Plan or other previously approved exception, and such Staff Members and their Family Members may therefore be prohibited from initiating a new preclearance request and/or implementing an already-approved preclearance during such period.

Where applicable, any exception to the above procedure is subject to the discretion of the firm and must be approved by the CCO.

Staff Members and their Family Members are not permitted to conduct excessive frequent trading in HGPS shares as it may present conflicts of interest (see section III of this document for further details on the Standards of Business Conduct). Failure to adhere to this requirement, or the above preclearance requirement may result in disciplinary action, including but not limited to temporary or permanent prohibitions from trading in HGPS shares in the future.

J.	Trading in HPIF Shares

To the extent shares of HPIF are made available for Staff Member investment, Staff Members are required to preclear all transactions in shares of HPIF in Reportable Accounts by submitting a preclearance request ComplySci. Transactions in HPIF are subject to the requirements of this Code, as well as any future requirements issued by the Firm, which will be considered to be part of this Code.

Staff Members who are Fund Insiders of HPIF must immediately notify Compliance after the completion of a transaction in HPIF shares (including transactions that are exempted from preclearance), providing the following information:

•	The nature of the transaction (i.e., purchase or sale of Fund shares);

•	The number of Fund shares;

•	The execution date or dates of the transaction;

•	The price at which each block of Fund shares were purchased or sold; and

•	The names of parties involved in the transaction in addition to the Fund Insider.

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V.	Insider Trading, Non-Public Information and Market Abuse

A.	Introduction

As a global company, HarbourVest and its Staff Members are subject to laws and regulations which make it unlawful for any person to trade or recommend trading in securities including equity, debt and derivative instruments (collectively, referred to as “securities”) while in possession of Material Non-Public Information (“MNPI”) or to disseminate MNPI to others who are not authorized to receive such information (so-called “tipping”).

Staff Members are required to adhere to US Rule 10b-5 and European Union Market Abuse Regulation (No. 596/2014) and to the following policies when dealing with MNPI.

Definitions

1.	What is “Material Information”?

Generally, “Material Information” is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision, or information that is reasonably certain to have an effect on the price of securities. MNPI may also be known as Price Sensitive Information (“PSI”). Whether information is material may depend on the facts and circumstances.

2.	What is “Non-Public Information”?

Information is considered “non-public” until it has been made available to the investing public generally, without favoring any special person or group. Unfortunately, the question of publicity is very fact-specific; there are no hard and fast rules.

The following are common examples of certain types of information that may constitute MNPI (this list is not exhaustive and does not necessarily indicate materiality):

•	Company provided earnings information, including periodic results, forecasts of future earnings or losses, or other earnings guidance;

•	Events regarding an issuer’s securities, such as declarations of stock splits and stock dividends, increases or decreases in dividends, defaults, calls, redemptions, or the offering of new securities;

•	A pending or proposed merger, acquisition, takeover, divestiture, tender offer, joint venture, or other purchase or sale of significant assets;

•	Significant changes in operations or senior management, including restructurings or reorganizations;

•	Impending bankruptcies or receiverships, financial liquidity problems, or extraordinary borrowings;

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•	Grant or denial of significant governmental or regulatory approvals; and

•	Significant litigation (civil or criminal) or regulatory actions.

Penalties for Insider Trading

Staff Members who trade on or inappropriately communicate MNPI are not only in violation of HarbourVest policies but may also be involved in unlawful conduct. Penalties for trading on or tipping others to MNPI can be severe, both for the individuals involved, and their employers. A person can be subject to penalties even if they do not personally benefit from the use of MNPI.

If MNPI was misused, HarbourVest, and the individuals involved, could face potentially substantial regulatory, civil and criminal sanctions, including mandated jail sentences, monetary fines, payment of profits made or losses avoided (“disgorgement”), potential loss of registration as an investment adviser, and possible liability under other statutes.

B.	Policies and Procedures

Prohibitions Relating to the Use of MNPI

No Staff Member may violate or authorize or allow any violation of these policies. The policies are as follows:

•	No Staff Member may trade, or help others to trade, for their personal benefit or the benefit of others, including HarbourVest, while in possession of MNPI.

•

No Staff Member shall disclose MNPI to any person unless such disclosure is both authorized by Compliance and necessary to effectively carry out the project or transaction for which HarbourVest has been approached or engaged;

•	No Staff Member shall engage in “tipping” or solicit or recommend, whether formally, informally, orally, or in writing, the purchase or sale of any security based on MNPI relevant to a security; and

•	No Staff Member shall misappropriate confidential information held by HarbourVest in connection with the purchase or sale of securities.

What Do I Do If I Receive MNPI?

If a Staff Member believes they have come into possession of MNPI, they must keep the information confidential and immediately notify Compliance. If a Staff Member is unsure whether the information is MNPI, they must immediately notify Compliance.

Compliance will place the company (issuer) on a “Restricted List,” when applicable, in order to prohibit trading in any security of the company.

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After notifying Compliance of your receipt of MNPI, the flow of MNPI must be restricted.

MNPI received in connection with a confidential, commercial transaction should only be disclosed within HarbourVest on a “need to know” basis, consistent with any contractual restrictions, and after approval from Legal or Compliance.

If you believe that the MNPI you possess (i) is no longer material or (ii) has entered the public domain, consult with Compliance to determine appropriate next steps.

C.	Maintenance of the Restricted List

HarbourVest maintains a confidential Restricted List of companies and Clients in which Staff Members are prohibited from transacting.

1.	Additions to the Restricted List

The following categories of issuers may be added to the Restricted List, as appropriate:

•	Publicly traded companies held by HarbourVest Clients;

•	Companies for which HarbourVest has received MNPI or PSI;

•	Public companies for which HarbourVest has an ongoing Board seat or observer Board seat;

•	Public companies about which HarbourVest intends to receive non-public information pursuant to an executed confidentiality agreement;

•	Publicly traded funds, managers (e.g., GPs), or their affiliates with which HarbourVest invests or otherwise does business;

•	Publicly traded companies with whom HarbourVest Staff Members engage in expert network conversations; and

•	Other issuers, as determined by the Compliance Office based on facts and circumstances.

The Restricted List is structured by geography and investment team (e.g., London Direct Team).

To add an issuer to the Restricted List, Staff Member should contact Compliance via MNPICompliance@HarbourVest.com and include the name of the issuer, an accurate ticker symbol, the project name, the deal size in monetary value, the name of the General Partner leading the deal, if in possession of confidential information, when the anticipated confidential information is expected to expire, from whom and under what circumstances the received information is believed to be confidential, and if HarbourVest is subject to express the confidentiality restrictions with respect to the information.

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2.	Removals from the Restricted List

Securities will remain on the Restricted List until Compliance can confirm that the firm has been cleansed of MNPI, or the security does not present an MNPI risk; for example, because the information has become public or is no longer material.

The addition and removal of securities from the Restricted List is subject to Compliance’s discretion and review.

D.	Prohibition Against Market Manipulation

Staff Members are prohibited from engaging in Market Manipulation, whether by intentionally creating or spreading false or misleading information, such as rumors, or engaging in improper trading activity intended to affect securities prices or the financial condition of an issuer.

“Market Manipulation” is generally defined as the act of artificially affecting the price of a security or otherwise influencing the behavior of the market for personal gain.

A “rumor” is a false or misleading statement or a statement without a reasonable basis. A statement is considered to be a “rumor” if it is clearly an expression of an individual’s or firm’s opinion.

HarbourVest and its Staff Members may not profit by spreading rumors and must also avoid actions that appear to create profits by rumor spreading. If you have questions about whether a communication is proper, please consult with a member of Compliance before sending it.

E.	Expert Networks

Staff Members may not use any new and unapproved Expert Network without obtaining prior written approval from HarbourVest’s Compliance Office.

Compliance will perform a due diligence review before approving a new Expert Network for use by the Firm and will recommend and implement appropriate controls to mitigate risk, including risk presented by potential MNPI.

Before approving a conversation with an Expert Network specialist, Compliance will perform a review of the expert including whether the expert has worked at a company related to a target company or for any public company within the past 12 months. Compliance will chaperone selected conversations including but not limited to the following circumstances: (i) the expert has worked at a public company within the past 120 calendar days (or 6 months

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for Hong Kong and China public companies); (ii) the expert is a public official; (iii) the expert currently works at a state-owned enterprise.

As noted above, if a Staff Member receives MNPI from an Expert Network specialist they must immediately notify HarbourVest’s Compliance Office, and HarbourVest’s Compliance Office shall add the relevant company to the Restricted List. Compliance will also notify the Expert Network that MNPI was received during the conversation.

F.	Reporting Suspicious Transactions

If you have reasonable grounds to suspect that a transaction might constitute actual or attempted insider trading or Market Manipulation, you must report it promptly to Compliance. Compliance will then investigate the case and, if necessary, make a report to the relevant authorities without undue delay.

VI.	Gifts, Meals, Entertainment, Travel, and Charitable Contributions

For Asia Pacific, please also refer to Asia GE Supplement for additional information relating to Gifts, Meals, Entertainment, and Travel.

Staff Members who are registered representatives of a broker-dealer in connection with their duties at HarbourVest are also subject to the applicable broker-dealer’s limitations and preclearance requirements (if any) regarding gifts and entertainment. Please refer to the applicable broker-dealer’s policies and procedures for additional information.

A.	Introduction

This section of the Code addresses potential Conflicts of Interest that may arise when HarbourVest or its Staff Members receive or give Gifts, Meals, Entertainment, or Travel from or to Business Partners. It also addresses certain Business-Related Charitable Contributions.

A “Business Partner” includes any person or entity not affiliated with HarbourVest that does business with or seeks to do business with or on behalf of the Firm, such as a vendor, prospective vendor, Client, prospective client, consultant, general partner of a partnership or company, and those working on their behalf, including, but not limited to, investment or commercial banks, auditors, placement agents, brokers, lawyers, and accountants.

HarbourVest relies on the professional attitude and good judgment of its Staff Members to ensure that the Firm complies with this policy to the fullest extent possible. All situations that a Staff Member may encounter cannot possibly be addressed in Firm policies. If there are any questions as to the appropriateness of any Gift, Meal, Entertainment, Charitable Contribution, or Travel item, event, or activity, it is the responsibility of the Staff Member to seek guidance from Compliance (Compliance@harbourvest.com).

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This policy sets forth specific requirements relating to the provision of Gifts, Meals, Entertainment, and Travel to Public Officials. As a global company, HarbourVest, along with its Staff Members and third parties that act on its behalf, are required to comply with all applicable regulations governing bribery or improper payments made to Public Officials. These include the US FCPA, the UK Bribery Act, the Irish Criminal Justice (Corruption Offences) Act 2018, the Hong Kong Prevention of Bribery Ordinance, the PRC Criminal Law, the South Korea Improper Solicitation and Graft Act, Singapore Prevention of Corruption Act, the Japan Act on Prevention of Transfer of Criminal Proceeds and the Australia Criminal Code, and other applicable regulations.

B.	General

Staff Members are to be cognizant of the appearance of Gifts and Entertainment, especially from the perspective of our Clients or the press. Staff Members must not offer, give, or accept inappropriate Gifts, Entertainment, or other benefits to or from third parties, such as those that may be considered bribes, corruption, or violate sexual harassment or hostile workplace laws in the Staff Member’s local jurisdiction (e.g., adult entertainment or other entertainment/venues that would not be considered business appropriate).

Moreover, Staff Members may not accept or give Gifts, Meals, Entertainment, or Travel that exceed what is reasonable and customary under the circumstances of the business relationship.

“Reasonable and customary” generally means something that is:

•	Appropriate under the circumstances;

•	Consistent with acceptable business practices in the applicable geographical location; and

•	Not lavish, extravagant, or excessive.

When a Staff Member believes special circumstances, such as customary business practices, justify an exception to the limits described below, and the exception would not otherwise be prohibited by local law, the request for an exception should be submitted in writing to Compliance via ComplySci by submitting a Gift & Entertainment Preclearance request.

The following general restrictions also apply:

•	Staff Members may not personally contribute to cover costs that would otherwise violate the value limits specified in this policy without prior approval from the CCO;

•	Staff Members may not attempt to circumvent specified limits by splitting costs amongst Staff Members;

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•

If a Staff Member wants to accept more than one invitation to a Meal or an Entertainment event (e.g., for a Family Member or friend), the Staff Member must obtain Preclearance from the CCO via ComplySci by submitting a Gift & Entertainment Preclearance request;

•	Staff Members may not solicit a Gift or anything else of value (including Meals, Entertainment, or Travel) from a Business Partner;

•	Staff Members may not knowingly provide Gifts, Meals, Entertainment, or Travel to any Business Partner that exceeds any limit(s) set by such Business Partner; and

•	Firm-sponsored events involving an ERISA Plan, Union Plan, or a Government Entity/Public Official also require pre-approval by the CCO.

Staff Members should use reasonable judgment in estimating the retail (or resale) value of Gifts and Entertainment or ascertain their value from Business Partners. Any questions about appropriateness or valuation should be referred to Compliance.

C.	Accepting Gifts, Meals, Entertainment, and Travel

1.	Receipt of Gifts

a)	Limit

Staff Members may not accept Gifts, Meals, Entertainment, Travel, or other things of material value in circumstances where it could influence their decision-making on behalf of the Firm, make the Staff Member feel beholden to a Business Partner, or otherwise create a Conflict of Interest

Staff Members must decline or return to the donor any Gift or Gifts with a retail (or resale) value greater than USD 250 per calendar year received from the same donor/company unless Preclearance is obtained from the CCO via ComplySci.

Staff Members may never accept Gifts of cash, cash equivalents (e.g., a gift card or iTunes or Uber credits), or securities from a Business Partner in any amount.

The following items are not considered “Gifts” for purposes of this policy:

•	Usual and customary promotional items marked with a Business Partner’s logo;

•	Food items shared with colleagues and consumed on the Firm’s premises (e.g., candy, cookies, and items of a like nature); and

•

Usual and customary Gifts given to or by Staff Members based on a family relationship (e.g., the Business Partner and Staff Member have a family relationship), provided that the family relationship has been disclosed to Compliance.

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If the CCO grants an exception allowing a Staff Member with investment decision-making responsibilities to accept, without reimbursement, a Gift from a third party related to a potential portfolio investment that exceeds the applicable limit specified above, the Gift must be disclosed to the chair of the relevant investment committee.

ERISA Plans: A Gift in any amount received from a Business Partner in connection with services rendered to an ERISA Plan may not be accepted unless Preclearance is obtained from the CCO via ComplySci.

b)	Reporting

All Gifts received from Business Partners that do not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci within 30 calendar days from the date of receipt.

2.	Receipt of Meals

a)	Limit

Meals provided to Staff Members may generally be accepted without reimbursement to the Business Partner, and without a specified limit, provided the cost and frequency of such Meals do not exceed what is “reasonable and customary” under the circumstances of the business relationship.

Meals provided to Staff Members by Business Partners that exceed what is considered “reasonable and customary” under the circumstances of the business relationship must be reimbursed to the Business Partner personally by the Staff Member.

ERISA Plans: A Meal received from a Business Partner in connection with services rendered to an ERISA Plan may not be accepted unless Preclearance is obtained from the CCO via ComplySci.

b)	Reporting

Meals received that are considered “reasonable and customary” do not need to be reported.

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3.	Receipt of Entertainment

a)	Limit

Staff Members may not accept Entertainment with a retail (or resale) value greater than USD 250 per occasion or USD 1,000 per calendar year from the same donor/company unless Preclearance is obtained from the CCO via ComplySci.

If an event or activity is not attended with the Business Partner or there is not an opportunity at the event or activity to discuss business matters, then the event or activity is considered a Gift.

From time to time, Compliance may impose additional restrictions with respect to the receipt of certain Entertainment events, such as limiting the number of events a Staff Member may attend or prohibiting attendance at certain events.

ERISA Plans: Entertainment received from a Business Partner in connection with services rendered to an ERISA Plan may not be accepted unless Preclearance is obtained from the CCO via ComplySci.

b)	Reporting

All Entertainment received from Business Partners that do not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci within 30 calendar days from the date of receipt.

4.	Receipt of Travel

a)	Limit

“Travel” means any type of travel, accommodation, or lodging.

Travel should generally not be accepted from third parties, with the following limited exceptions:

•

A Staff Member travels for an Advisory Committee, Board of Directors, limited partners, or similar meeting, which some or all of the Travel expenses of the participants are reimbursed by the portfolio company or the fund manager; or

•

A Staff Member is at a business meeting, Meal, or Entertainment event with a Business Partner and the Business Partner, who is not associated with an ERISA Plan, pays for local transportation related to the meeting or event (e.g., taxi or car service from/to an airport or hotel).

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A Staff Member may not accept Travel outside these limited exceptions without obtaining Preclearance from the CCO via ComplySci by Submitting a Gift & Entertainment Preclearance Request “Add Travel (Receive).”

If Travel to or from an allowed event is by private plane, HarbourVest shall use commercially reasonable efforts to reimburse the provider up to the First Class or “Club” commercial cost equivalent.

D.	Providing Gifts, Meals, Entertainment, and Travel

1.	Giving Gifts

a)	Limit

Staff Members may not give Gifts to a Business Partner with a retail value greater than USD 250 per person per calendar year to the same donor/company unless Preclearance is obtained from the CCO via ComplySci.

Staff Members may not give Gifts of cash, cash equivalents (e.g., a gift card or iTunes or Uber credits), or securities to a Business Partner in any amount, with limited exceptions for Staff Members in South Korea and Japan, as noted below.

HarbourVest branded logo Items valued at $25 or less given in conjunction with a business meeting do not need to be reported as a gift. Branded logo items are to be reported as a gift if they are not given in conjunction with a business meeting or are valued greater than $25.

ERISA Plans, Union Plans, and Government Entities: Gifts, including HarbourVest branded logo items, in any amount may not be provided to an official, employee, or other representative of an ERISA Plan, labor union or Union Plan, or Government Entity without obtaining Preclearance from the CCO via ComplySci.

b)	Reporting

All Gifts provided to Business Partners that do not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci or Concur, HarbourVest’s expense reporting system, within 30 calendar days from the date the Gift is given.

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2.	Providing Meals

a)	Limit

Staff Members may provide Meals to a Business Partner without a specified limit, where such provision would be “reasonable and customary” under the circumstances of the business relationship.

Such expenditures are reviewed regularly, and Compliance may seek explanations from Staff if their spending on Meals appears lavish or excessive.

ERISA Plans, Union Plans, and Government Entities: A Meal may not be provided to an official, employee, or other representative of an ERISA Plan, labor union or Union Plan, or Government Entity without obtaining Preclearance from the CCO via ComplySci.

b)	Reporting

All Meals provided to Business Partners must be reported in ComplySci or Concur, HarbourVest’s expense reporting system, within 30 calendar days from the date the Meal is provided.

c)	Asia Pacific Preclearance Limits

For Asia Pacific, Providing Meals is treated the same as Providing Entertainment under paragraph VI.D.2. Please refer to details within the Asia G&E Supplement - Gifts, Entertainment, Meals, Travel, and Charitable Contributions Policy in Asia Pacific.

3.	Providing Entertainment

a)	Limit

Staff Members may not provide Entertainment to a Business Partner with a retail value greater than USD 250 per person per occasion or USD 1,000 per person per calendar year unless Preclearance is obtained from the CCO via ComplySci.

For Asia Pacific, where the Business Partner is a Public Official, Asia Pacific Staff Members may not provide Entertainment (including meals) with value greater than USD 25 per person each occasion unless Preclearance is obtained from Head of Office and Compliance. (Note: the Preclearance threshold for Korean Staff Members providing Entertainment (including meals) to Public Official is KRW50,000 per person, which is the local statutory limit prescribed under the Anti-Graft Law in Korea.)

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If an event or activity is not attended with the Business Partner or there is not an opportunity at the event or activity to discuss business matters, then the event or activity is considered a Gift.

ERISA Plans, Union Plans, and Government Entities: Entertainment may not be provided to an official, employee, or other representative of an ERISA Plan, labor union or Union Plan, or Government Entity without obtaining Preclearance from the CCO via ComplySci.

b)	Reporting

All Entertainment provided to Business Partners that does not require Preclearance (see Preclearance thresholds above) must be reported in ComplySci or Concur, HarbourVest’s expense reporting system, within 30 calendar days from the date the Entertainment was provided.

4.	Providing Travel

a)	Limit

Travel may not be provided unless there is a business purpose and the Staff Member obtains Preclearance from the CCO via ComplySci. Approval is provided under exceptional circumstances; for example, in conjunction with due diligence visits by Clients, prospective Clients, if customary in the context of the facts and circumstances.

The following is an exception to this requirement:

•	A Staff Member is at a business meeting, Meal, or Entertainment event with a Business Partner and the Staff Member pays for local transportation related to the meeting or event.

Note: Travel, even local transportation, provided to an official, employee, or other representative of an ERISA Plan, labor union or Union Plan, or Government Entity is prohibited unless Preclearance is obtained from the CCO via ComplySci.

b)	Reporting

All Travel provided to Business Partners must be reported in ComplySci or Concur, HarbourVest’s expense reporting system, within 30 calendar days from the date the Travel is provided.

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D.	Gifts, Meals, Entertainment, and Travel – Exceptions

The following are exceptions to the Preclearance requirement for Gifts and Meals to Public Officials (which includes teachers and media):

•	Staff Members in South Korea:

•

The permissible threshold for Gifts to a Public Official is KRW 50,000 and KRW 150,000 or less with respect to agricultural and fishery goods (KRW300,000 for the periods of New Year and Chuseok, being, the period ranging from 24 days before the Lunar New Year and/or Chuseok holidays to 5 days after the said holidays). Please note gift certificates are not permitted to be given or received;

•

It is traditional to give Gifts of cash for a wedding or for bereavement in South Korea. If the cash Gift is in an amount equivalent to USD 200 or less and not provided to a Public Official, there is no requirement for Preclearance of Gifts of cash for a wedding or for bereavement in South Korea (but reporting is required). The permissible threshold for cash Gifts to Public Official for such purpose is KRW 50,000 and the permissible threshold for wreathes or floral arrangements provided in lieu of cash Gifts for such purposes is KRW 100,000;

•

In light of local business custom, a taxi service arrangement may be provided by the Seoul office without prior approval by the CCO up to USD 450 per month for an investor’s transportation after meetings; and

•	The spending limit for Meals is KRW 50,000 for Public Officials.

•	Staff Members in Japan:

•

It is a tradition, and is considered culturally acceptable, to give a Gift of cash at weddings or for bereavement in Japan. Although there is currently not a legal threshold provided by a regulatory body for these Gifts, Staff Members may only provide Gifts of cash for a wedding or bereavement of a Business Partner in an amount equivalent to USD 250 or less as such payments are generally not deemed to have the requisite intent to “bribe” or “influence” the Business Partner. Gifts of cash in Japan must be Precleared and reported in ComplySci; or

•

In light of local business customs, taxis or other transportation may be provided to a Business Partner in Japan without prior approval by the CCO up to JPY 20,000 per person per occasion, and up to JPY 150,000 per person in any rolling 12-month period. If the Business Partner is a Public Servant, Preclearance must be obtained from the CCO.

Facilitation Payments to Public Officials are prohibited. Legally required administrative fees for fast-track services are not considered Facilitation Payments, or Gifts, and are allowed, as long as, they are transparent and are paid to a Government Entity and not to a Public Official or other individual or entity.

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If there is any doubt about whether a recipient is a Public Official, please contact Compliance.

E.	Making Charitable Contributions

a)	Limit

Staff Members must obtain Preclearance from HarbourVest’s CCO for all Business Related Charitable Contributions via ComplySci by submitting a Gift & Entertainment (Add Charitable Contribution) Preclearance request. Business-Related Charitable Contributions include the following:

•	Charitable Contributions solicited by or on behalf of a Business Partner or Government Entity; and

•	Charitable Contributions to be made to an organization associated with a Business Partner or Government Entity.

It should be noted that all Charitable Contributions must be made directly to the charitable organization and not to an individual or third party.

Staff Members may make non-Business-Related Charitable Contributions without Preclearance. However, to the extent a Staff Member wishes to gift securities to a charity (or any other recipient), such transaction must be Precleared via ComplySci by submitting a Trade Request (such gifts are considered “sales” even though no consideration is received).

F.	Reporting in ComplySci

If a Business Partner provides Gifts, Entertainment, or Travel to multiple Staff Members, each Staff Member is individually responsible for reporting their receipt of such Gifts, Entertainment, or Travel in ComplySci. Conversely, if a Staff Member provides Gifts, Meals, Entertainment, or Travel to a Business Partner and more than one Staff Member participates, only one Staff Member is required to report the item, event, or activity in ComplySci or Concur, but the Staff Member must identify all participants in attendance.

Although Staff Members may delegate the task of reporting into ComplySci or Concur to a designee, the responsibility to ensure that all reporting complies with this policy and has been reported in an accurate and timely manner lies with each Staff Member who received or gave the Gift, Meal, Entertainment, or Travel item.

Staff Members must make all certifications via ComplySci required by Compliance pertaining to Gifts, Meals, Entertainment, Travel, and Charitable Contributions.

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VII.	Outside Business Activities and Other Potential Conflicts of Interest

A.	Introduction

Staff Members have a fiduciary duty towards Clients and must not place their personal interests before the interests of Clients or the Firm. Compliance with this duty can best be achieved by avoiding activities, interests, or associations outside of HarbourVest that could interfere with, or give the appearance of interfering with, a Staff Member’s ability to act in the best interests of Clients or the Firm or perform work for Clients or the Firm objectively and effectively. Staff Members must fully disclose all material facts concerning potential Conflicts of Interest that may arise with respect to any Client or the Firm. The appearance of a Conflict of Interest may be just as harmful to HarbourVest’s reputation as an actual conflict.

Staff Members who are registered representatives of a broker-dealer in connection with their duties at HarbourVest are also subject to the applicable broker-dealer’s limitations and preclearance requirements (if any) regarding outside business activities. Please refer to the applicable broker-dealer’s policies and procedures for additional information.

B.	Definitions

1.	What is an “Outside Business Activity”?

An “Outside Business Activity” includes the following:

•	Being engaged in any outside business;

•	Being employed by, or receiving compensation from, any other person, entity, or business organization;

•	Serving as a director of a public or private company or on the board of any other organization outside of your obligations to HarbourVest ; or

•	Being involved in any other endeavor that may interfere with your responsibilities to HarbourVest.

Note: Volunteer work for a charitable or non-profit organization is not considered an Outside Business Activity.

2.	What is a Potential “Conflict of Interest”?

A potential “Conflict of Interest” occurs when the personal interests, activities, or relationships of a Staff Member could potentially conflict with applicable fiduciary duties to Clients or HarbourVest.

Examples of potential Conflicts of Interest include the following (not an exhaustive list):

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•

Either you or a Family Member serves as a director, officer, owner, partner, employee, or agent of, or consultant to, any firm or organization that does business with or seeks to do business with HarbourVest (e.g., Clients, prospective Clients, consultants, vendors, broker/dealers, custodian banks, etc.) or any competitor of HarbourVest;

•	Either you or a Family Member receives any compensation from, or has a direct or indirect Material Economic Interest in, any Business Partner or competitor of HarbourVest;

•	Either you or a Family Member is employed by a Government Entity; or

•	Either you or a Family Member is involved in any other activity, relationship, or association that could be perceived as a potential Conflict of Interest of your duties to Clients or HarbourVest.

A “Material Economic Interest” means any interest that could, or might reasonably be thought to, influence judgement or action. As an example, an investment representing less than one-tenth of 1% of a class of outstanding securities of a publicly-held corporation would generally not be considered a Material Economic Interest.

C.	Policies and Procedures

HarbourVest encourages its Staff Members to become involved in charitable, civic, and trade association activities and does not have a blanket prohibition on outside activities. Participation in Outside Business Activities, however, requires Preclearance.

1.	Preclearance Requirement

Staff Members must obtain Preclearance from HarbourVest’s CCO via ComplySci before they engage in any Outside Business Activity.

Outside Business Activities of the CCO will require Preclearance from HarbourVest’s General Counsel.

Since changing circumstances may require a reappraisal of a Staff Member’s Outside Business Activities, HarbourVest reserves the right to revoke a prior consent to engage in any Outside Business Activity at any time.

2.	Reporting Requirement

Staff Members are required to report all Outside Business Activities and any other activity, interest, or relationship that could present a potential Conflict of Interest or potentially harm HarbourVest’s reputation.

By submitting a Preclearance request for an Outside Business Activity, a Staff Member is representing that they have provided all relevant information and have determined that the

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Outside Business Activity will not create a Conflict of Interest for HarbourVest or interfere with the Staff Member’s ability to perform HarbourVest functions or to act in the best interests of HarbourVest’s Clients. Staff Members have an ongoing obligation to provide updated information in ComplySci relating to any previously approved Outside Business Activity or potential Conflict of Interest should there be a material change to their title, position, or association with an organization or other relevant facts and circumstances.

Staff Members are required to disclose any affiliation with any company or fund that HarbourVest is considering for investment or is invested in on behalf of a Client.

Staff Members must also make all certifications via ComplySci required by Compliance pertaining to Outside Business Activities and potential Conflicts of Interest.

3.	Restrictions on Outside Business Activities and Other Activities, Interests, and Relationships

a)	General

Staff Members are prohibited from participating in an Outside Business Activity if the proposed activity could:

•	Violate any law or regulation;

•	Involve prolonged absences during business hours or otherwise prevent the Staff Member from fulfilling their contractual obligations to HarbourVest;

•

Empower the Staff Member to exercise influence over the investment decisions of any account that holds or is capable of holding Reportable Securities, unless Preclearance is obtained from Compliance for such Outside Business Activity, and any such account is subject to the reporting and Preclearance requirements applicable to Personal Securities Transactions and Holdings (as described elsewhere in this Code).

•

Interfere with, or give the appearance of interfering with, the Staff Member’s ability to act in the best interests of Clients or the Firm or perform work for Clients or the Firm objectively and effectively; or

•	Create adverse publicity or potential liability for, or potentially harm the reputation of, the Firm.

No Staff Member may:

•	Improperly cause the Firm to take action, or fail to take action, for their personal benefit rather than the benefit of Clients, or the Firm;

•	Misuse their position with the Firm, or confidential information that belongs to Clients or the Firm, for personal gain; or

•	Compete with HarbourVest.

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For example, a Staff Member may not:

•	Commit the Firm to any agreement or arrangement with any entity in which they, directly or through a Family Member, have any Material Economic Interest;

•

Recommend or otherwise participate in any investment decision for HarbourVest if they or a Family Member hold, directly or indirectly, any interest in a Business Partner that is the subject of the recommendation or decision, unless pre-approved by Compliance and such interest is fully disclosed to other investment personnel at all stages of the approval process;

•	Appropriate any business opportunity for personal gain;

•	Enter into any business or financial relationship personally with a Business Partner if such Staff Member is responsible for the relationship between HarbourVest and the Business Partner;

•

Make any investment or enter into any transaction, that because of the Staff Member’s position, is offered as a personal favor or is made available on terms or conditions more favorable than those generally available to the public; or

•	Purchase or sell any security if they know that HarbourVest is purchasing or selling, or considering purchasing or selling, the security.

Staff members should not request Preclearance for any Outside Business Activity that would involve any of the above or similar issues and must notify the CCO with respect to any approved Outside Business Activity for which any such issue arises.

b)	Outside Directorships (Service on the Board of a Public or Private Company) – Special Approval for For-Profit Companies

Serving as a director of a public or private company (except for service which is part of the Staff Member’s responsibilities to HarbourVest, including serving on the board of any pooled investment vehicle which HarbourVest or an affiliated entity sponsors or for which it serves as General Partner or Managing Member, or a portfolio company in which one or more Clients invest) is an Outside Business Activity for which pre-clearance and pre-approval is required. Pre-clearance of ALL outside directorships is required through the ComplySci system maintained by Compliance. Furthermore, Staff Members are prohibited from serving on the board of a publicly held or privately held for-profit company absent prior written authorization by the CEO and HarbourVest’s CCO. The CCO may not serve on the board of a publicly held or privately held for profit company without the prior written authorization of the CEO and HarbourVest’s General Counsel.

Approval of any Outside Business Activity is at the discretion of HarbourVest and may be denied for any reason that it feels appropriate. For clarity, service on a public or private company board generally will not be approved if such service:

•	poses a reputational or regulatory risk for HarbourVest;

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•	is for the board of a competitor to HarbourVest;

•	might inappropriately influence the Staff Member’s business activities for HarbourVest or otherwise create a conflict of interest vis-à-vis the interests of HarbourVest or its Clients;

•	involves a substantial time commitment so as to potentially detract from the Staff Member’s ability to perform their job responsibilities; or

•	involves use of HarbourVest’s Client or proprietary information or HarbourVest’s premises or facilities.

If a Staff Member is permitted to serve on a board, their service may be subject to the implementation of procedures to safeguard against potential conflicts of interest or inappropriate use of information, including the use of information-wall procedures or placing securities on the Restricted List. HarbourVest may withdraw approval for the Staff Member’s service as a director if the CCO or CEO concludes that withdrawal is in the best interests of HarbourVest or its Clients.

If a Staff Member receives approval to serve as a director of a private company, they may be required to resign, either immediately or at the end of the current term, for example, if the following occurs or is deemed likely to occur:

•	The company is expected to go public during their term as a director;

•	The company is or could become an appropriate investment opportunity for Clients; or

•	The directorship could compete or conflict with Client or Firm interests.

A Staff Member who is permitted to serve as a director of a private company may not be the sole Staff Member responsible for making investment decisions regarding the issuer.

Staff Members must use their own time or approved leave, for any time associated with Outside Business Activities and shall not use HV paid time for this purpose. Retention of any compensation associated with serving as a director is subject to approval by, and at the discretion of, the CEO and HarbourVest’s CCO.

Staff Members are required to immediately notify Compliance of any change in the status of a held directorship.

VIII.	Political Contributions and Activities

A.	Introduction

Various laws and regulations place certain restrictions on the Political Contributions and Political Activities of companies and their employees.

Such laws and regulations include, but are not necessarily limited to, Rule 206(4)-5 under the Advisers Act (also known as the “Pay-to-Play Rule”), all national, state, provincial, and other

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municipal election and campaign laws, all laws and regulations relating to the Solicitation of investment advisory services from Government Entities, the US FCPA (which generally prohibits US firms from making payments to foreign officials for the purpose of obtaining or retaining business with, or directing business to, any person), and the UK Bribery Act (which governs how companies can behave when seeking overseas contracts).

A violation of these laws and regulations, including this policy, could cause HarbourVest to forfeit compensation, bar HarbourVest from doing business (including forcing HarbourVest to resign from an existing Client mandate), subject HarbourVest to fines or penalties (including the Two-Year “Time-Out” provision under Rule 206(4)-5 under the Advisers Act), and damage HarbourVest’s reputation.

All Political Contributions, including in-kind contributions and other payments made to Public Officials and all Political Activities engaged in by the Firm and Staff Members of the Firm must comply with this policy and all applicable laws and regulations in the jurisdictions in which such Political Contributions are made or Political Activities are engaged in.

Moreover, Staff Members engaging in Political Activities are expected to do so as private citizens and must at all times make clear that their views and actions are their own, and not those of the Firm.

Staff Members who are registered representatives of a broker-dealer in connection with their duties at HarbourVest are also subject to the applicable broker-dealer’s limitations and pre-clearance requirements (if any) regarding political contributions. Please refer to the applicable broker-dealer’s policies and procedures for additional information.

B.	Policies and Procedures

Prohibited Actions

1.

Political Contributions to US State/Local Officials. Staff Members (including their Family Members) are prohibited from making a Political Contribution or other payment to or for (i) any US State/Local Official; (ii) any Political Action Committee; (iii) any US national, state, or local Political Party; or (iv) any other third party that may act as a funnel for Political Contributions to a US State/Local Official.

A “US State/Local Official” means any incumbent or candidate for state or local office in the US, or any election committee of that person. For example, a US State/Local Official includes a federal office holder (e.g., a Representative or Senator) who is running for state office. It also includes a state office holder (e.g., a Governor) who is running for federal office.

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Any Staff Member who makes a Political Contribution in violation of this policy is required to report such violation immediately to HarbourVest’s CCO upon discovery.

2.

Attempting to Influence a Public Official. HarbourVest and its Staff Members are prohibited from making a Political Contribution or engaging in any Political Activity for the purpose of influencing a Public Official’s decision to hire or retain the Firm.

3.

Coordinating or Soliciting a Political Contribution without CCO Approval. Neither HarbourVest nor any Staff Member may coordinate or solicit other Staff Members or any other person to make Political Contributions to, or support or oppose any political candidate or Political Party, and neither HarbourVest nor any Staff Member may do anything indirectly which, if done directly, would result in a violation of this policy or any law or regulation.

4.

Using Corporate Funds without CCO and CEO Approval. No Staff Member may make or authorize any Political Contribution by HarbourVest for or on behalf of any Political Party, organization, committee, candidate, or Public Official, or in connection with any political caucus, convention, or election, except as permitted by applicable law and unless pre-approved by HarbourVest’s CCO and CEO. All such Political Contributions should be given only for legitimate reasons. Any approved Political Contribution should be made directly to the organization concerned, not to an individual.

5.

Using Corporate Facilities or Resources without CCO and CEO Approval. No Staff Member may make use of corporate facilities (including office space or information technology, such as photocopying, telephone, or computer equipment) for the benefit of any Political Party, organization, committee, candidate, or Public Official or donate the services of any Staff Member to such organizations or individuals unless approved by HarbourVest’s CCO and CEO.

Preclearance Requirement

Staff Members must obtain Preclearance from HarbourVest’s CCO via ComplySci before they or their Family Members make any Political Contribution, including in-kind contributions (regardless of amount) or participate in any Political Activity.

Reporting Requirements

1.

New Staff Members. Candidates for employment must disclose in writing to HarbourVest’s Human Resources department, and Human Resources must notify Compliance of, all Political Contributions made by such candidates, directly or indirectly, during the preceding two (2) years before becoming a new Staff Member of the Firm. Such disclosures must occur prior to the Staff Member’s start date.

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2.	Existing Staff Members. Must make all certifications via ComplySci required by Compliance pertaining to Political Contributions and Political Activities.

3.

Client Disclosure Requests. HarbourVest will disclose any and all relevant Political Contributions to current and prospective Clients as required under applicable law and regulations and the reporting requirements of such Clients. Staff Members should be aware of the Firm’s reporting obligations to Clients when making Political Contributions. Under no circumstances should Staff Members make a Political Contribution if the request has been solicited by or at the request of a Client.

Any request by current or prospective Clients for disclosure of Political Contributions made by HarbourVest and/or its Staff Members should be directed to Compliance.

IX.	Administration and Enforcement of the Code

Administering the Code

The CCO is responsible for administering and monitoring compliance with the Code. The CCO shall:

•	Develop policies and procedures reasonably designed to implement, maintain, and enforce the Code;

•	Interpret the Code consistent with the requirements of applicable laws and regulations and taking into consideration evolving industry practices;

•

Be authorized to grant and document exceptions or exemptions on an individual or group basis, to any of the provisions of the Code, provided that such exceptions or exemptions are consistent with the spirit of the principles of the Code and of HarbourVest, and within the requirements of applicable laws and regulations;

•

Be authorized to designate one or more persons to have the authority and responsibility, when necessary and appropriate to be the local person responsible, without limitation, for the compliance function, as outlined within the Code, Compliance Manual, other policies and procedures, or local requirements;

•

Be authorized to designate one or more persons to have the authority and responsibility when necessary and appropriate to handle, without limitation, reviewing transactions and holdings reports submitted by Staff Members;

•	Be authorized to resolve issues of whether information received by a Staff Member constitutes Material Non-Public Information;

•	Bring material violations of the Code to the CEO’s attention;

•	Conduct training to explain and reinforce the terms of the Code;

•

Answer questions regarding the Code and stay current on changes in applicable laws and regulations. All questions regarding the interpretation of this policy shall be referred to the Compliance Office (Compliance@harbourvest.com);

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•

Maintain confidential information regarding personal transactions and holdings and only disclose such information to persons with a clear need-to-know, including state, national, and international regulators and other parties when required or deemed necessary or appropriate by the CCO in conformance with law or the provisions of the Code; and

•	Review the Code on at least an annual basis for adequacy and the effectiveness of its implementation and recommend to the CEO any amendments as are necessary or appropriate.

No member of Compliance may review their own transactions.

The CCO will also review the Firm’s Form ADV, Part 2A brochure on at least an annual basis to ensure that the brochure accurately describes the Firm’s Code and any Conflicts of Interest that may arise from the personal trading by Staff Members.

Compliance Monitoring

•	Compliance shall be responsible for monitoring Staff Members’ compliance with this Code.

•

Compliance will review reporting in ComplySci and Concur at least annually to ensure Staff Member conduct is in compliance with the requirements detailed in this policy. Compliance will report its findings to HarbourVest’s CCO.

•	Compliance will periodically review Staff Members’ Outside Business Activities and other activities, interests, and relationships in light of HarbourVest’s business activities.

•

Compliance will review HarbourVest’s and Staff Members’ Political Contributions and Political Activities in light of HarbourVest’s Government Entity Clients, any patterns of Political Contributions by a particular Staff Member or group of Staff Members, and other relevant factors. The review may include any known external information, such as Political Contribution reports required by local law in relevant jurisdictions.

Training

The CCO will coordinate training sessions to educate Staff Members of their obligations under the Code. All Staff Members are required to attend any mandatory training sessions conducted by Compliance concerning the Code.

Acknowledgment of Receipt of Amendments to the Code

Compliance will provide Staff members with any amendments to the Code. These amendments along with a copy of the Code will be included in a Certification in ComplySci that each Staff Member must complete. The Certification is acknowledgement that the Staff member has received, read, and understood the Code and any amendments therein.

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Recordkeeping Requirements

Compliance will maintain all records required under the Code for a minimum of seven (7) calendar years after their creation.

Such records shall include the following:

•	A copy of each Code of Ethics in effect, and a record of the period each Code was in effect;

•	A record of all persons who are or were required to make reports pursuant to the Code, and the period(s) they were required to do so;

•	A record of the persons who are or were responsible for reviewing such reports;

•	A record of each Preclearance request made by a Staff Member for a Reportable Security transaction (including the acquisition of an IPO or a Private Placement) and the decision rendered;

•	A copy of each Reportable Security transaction and holdings report made by a Staff Member;

•	A list of all Outside Business Activities and other activities, interests, and relationships of Staff Members approved by Compliance;

•	A list of all securities on the Restricted List, including the date each security was added and/or removed from the Restricted List;

•

A list of all Political Contributions made directly or indirectly by HarbourVest and its Staff Members, identifying (i) each contributor and recipient and (ii) the amount and date of each Political Contribution;

•	Other records required by Rule 204-2(a)(18) under the Advisers Act;

•	A copy of any other report or certification made by a Staff Member required by the Code; and

•	A record of each violation of the Code, and of any action taken as a result of the violation.

Investigating Violations of the Code

The CCO is responsible for investigating any suspected violation of the Code and shall communicate promptly to a Staff Member any suspected violation of the Code by such Staff Member. Examples of violations include but are not limited to the following:

•	Failure of any Staff Member to obtain prior approval for any transaction in a Reportable Security (other than an Exempt Security) or to make any required report under the Code may result in sanctions.

•	Trading on or improper communication of MNPI by Staff Members can be expected to result in serious sanctions;

•

Failure of any Staff Member to obtain prior approval for or report in a timely manner any Gift, Meal, Entertainment, or Travel item, event, or activity, or Charitable Contribution to a qualified charitable organization, identified as

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reportable by Compliance, or adhere to other reporting requirements, in accordance with the requirements of this policy;

•

Failure of any Staff Member to obtain prior approval for or report any Outside Business Activity or other material activity, interest, or relationship that could present a potential Conflict of Interest or potentially harm HarbourVest’s reputation in accordance with the requirements of this policy; and

•	Failure of any Staff Member to obtain prior approval for or report any Political Contribution or Political Activity in accordance with the requirements of this policy.

Sanctions

Sanctions or remedies could include, but are not necessarily limited to, a letter of reprimand, escalation to management, fines donated to charity, forced sale of securities, profit disgorgement, suspension of personal trading rights, and/or suspension or termination of employment.

Where a Staff Member is required to reverse the transaction in question and forfeit any profit or absorb any loss associated or derived as a result, the amount of profit shall be calculated by Compliance and shall be remitted by the Staff Member to a charitable organization selected by the Firm. The Staff Member must provide evidence of the remittance to the charitable organization no later than 10 calendar days after being notified in writing by Compliance of the amount of profit to be remitted. Failure to abide promptly to a directive from the CCO or CEO to reverse a trade or forfeit profits may result in the imposition of additional sanctions.

In the event a Staff Member or their Family Member makes a Political Contribution or gives or accepts any Gift, Meal, Entertainment, or Travel item or makes a Charitable Contribution in violation of this policy, the Staff Member must take all corrective steps requested by the Firm, including actively seeking the return of the Political Contribution.

Final disciplinary sanctions will be determined by Compliance and/or the CEO, which may take into account certain factors, including, but not limited to, whether the violation was inadvertent, any pattern or practice of violations, the materiality of the activity, and any harm caused.

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X.	Appendices to the Code

X.1	Appendix 1 - Definitions

When used in the Code, the following terms have the meanings set forth below:

“1933 Act” means the US’s Securities and Exchange Act of 1933, as amended.

“1934 Act” means the US’s Securities and Exchange Act of 1934, as amended.

“529 Plan” (also known as a qualified tuition program or a college savings plan) is a program set up to allow a person to either prepay, or contribute to an account established for paying, a student’s qualified education expenses at an eligible educational institution. 529 Plans can be established and maintained by states (or agencies or instrumentalities of a state) and eligible educational institutions. An account owner of a 529 Plan may only select an investment strategy from among the strategies designed exclusively by the 529 Plan administrator or investment adviser.

“Access Person” - All Staff Members are considered “access persons” as defined in Advisers Act Rule 204A-1(e)(1).

“Advisers Act” means the US’s Investment Advisers Act of 1940, as amended.

“Annual Holdings Report” means the annual report of a Staff Member’s current holdings of Reportable Securities (which must include the securities holdings of the Staff Member’s Family Members).

The Annual Holdings Report must include, at a minimum: (i) the name of each Reportable Security in which the Staff Member has a Beneficial Interest; (ii) the number of shares (or quantity) of each Reportable Security held; (iii) the principal amount (or value) of each Reportable Security; and (iv) the name of the broker, dealer, or bank with which the Staff Member (or Family Member) maintains an account in which each Reportable Security is held.

“Automatic Investment Plan” means a program in which regular purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation without affirmative action by the Staff Member, such as a dividend reinvestment plan.

“Beneficial Interest” means the opportunity, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, to share at any time in any profit derived from a transaction in the subject Reportable Securities.

A Staff Member is deemed to have a Beneficial Interest in the following:

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•	Any Reportable Security owned individually by the Staff Member;

•

Any Reportable Security owned jointly by the Staff Member with others (for example, joint accounts, spousal accounts, UTMA accounts, partnerships, trusts, and controlling interests in corporations); and

•	Any Reportable Security in which a Family Member of a Staff Member has a Beneficial Interest.

“Business Partner” means any person or entity not affiliated with HarbourVest that does business with or seeks to do business with the Firm, such as a vendor, prospective vendor, Client, prospective client, consultant, general partner of a partnership or company, and those working on their behalf, including, but not limited to, investment or commercial banks, auditors, placement agents, brokers, lawyers, and accountants.

“Business-Related Charitable Contribution” means Charitable Contributions solicited by or on behalf of a Business Partner or Government Entity; and Charitable Contributions to be made to an organization associated with a Business Partner or Government Entity.

“CBI” means the Central Bank of Ireland.

“CCO” means the person designated by HarbourVest as the Chief Compliance Officer of HVLLC and/or HVRA (as the context requires) in accordance with Rule 206(4)-7(c) under the Advisers Act, or another person that the Firm or the Chief Compliance Officer designates to perform the functions of Chief Compliance Officer when the Chief Compliance Officer is not available, or the delegate of such person.

“CEO” means the Chief Executive Officer of HarbourVest.

“Charitable Contribution” means any donation or gift of value to an entity which qualifies as a charitable organization under section 501(c)(3) of the US Internal Revenue Code of 1986, including the donation of time.

“Client” means HarbourVest Managed Funds or separate accounts under management or other advisory relationship.

“Code” means the Code of Ethics, as amended.

“Compliance-approved Managed Services Agreement” means a contract that includes, at a minimum, language that (1) contains confidentiality provisions protecting all confidential information received in connection with such Compliance-approved Managed Services Agreement confidential; and (2) prohibits the Investment Contractor or Information Access Contractor, as the case may be, who may have received MNPI relating to securities while working at HarbourVest from purchasing or selling such securities or from communicating

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such MNPI to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell related securities.

“Compliance Office” means HarbourVest’ Compliance department or Compliance team members.

“ComplySci” serves as HarbourVest’s automated compliance administration platform.

“Conflict of Interest” means any activity, relationship, or other factor in which a person’s interests or the Firm’s interests may conflict with applicable fiduciary duties to Clients or the Firm.

“Derivative” means a security whose price is dependent upon or derived from one or more underlying assets. Derivatives can either be traded over-the-counter (OTC) or on an exchange. Futures contracts, forward contracts, swaps, Options, Structured Notes and warrants are common forms of Derivatives.

“EC” means the European Commission.

“Entertainment” means a situation when a Staff Member entertains or is entertained by a third party and there is an opportunity for the Staff Member to discuss matters relating to Firm business with the party at the event.

“ERISA Plan” means a private-industry employee benefit plan. The term “employee benefit plan” includes defined benefit plans (e.g., pension plans), defined contribution plans (e.g., 401(k) plans, simplified employee retirement plans (or SEPs), employee stock ownership plans (or ESOPs), and profit sharing plans), employee welfare benefit plans (e.g., group health plans), and Taft-Hartley Plans. ERISA Plans do not include retirement plans set up and maintained by Government Entities or churches.

“EU” means the European Union.

“Exchange-Traded Fund” or “ETF” means an Investment Company with characteristics of both a Mutual Fund and individual stock. Many ETFs track an index, a commodity, or basket of assets. If an ETF contains less than 20 holdings, is considered “concentrated.”

“Exchange-Traded Notes” or “ETN” means unsecured debt obligations of financial institutions that trade on a securities exchange. ETN payment terms are linked to the performance of a reference index or benchmark, representing the ETN’s investment objective.

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“Exchange-Traded Commodities” or “ETC” means an exchange-traded debt instrument or note whose performance is based on the spot price of a commodity or tied to futures contract.

“Exempt Account” bears the meaning set forth in Section IV herein.3

Please consult with Compliance if you are uncertain whether a particular account would be considered an Exempt Account under the Code.

“Exempt Security” bears the meaning set forth in Section IV herein.

Transactions in other securities that meet applicable regulatory requirements may be exempt from the Code’s Preclearance and/or reporting requirements, as specified in Section IV.D. (Exemptions from Preclearance (but Reporting is Required)) and Section IV.E.

(Exemptions from Preclearance and Reporting) of the Code or as designated by the CCO from time to time.

Please consult with Compliance if you are uncertain whether a particular security is considered a Reportable Security or an Exempt Security or whether a transaction in a particular security is otherwise exempt from the Preclearance and/or reporting requirements under the Code.

“Expert Network” means a primary research firm that connects buy side investors, consultants, and business decision-makers with industry experts. Consultations between HarbourVest and experts may be in the form of face-to-face meetings, phone calls, teleconferences, video conferences, or email exchanges.

“Facilitation Payments” means payments made to expedite a lower-level Public Official’s performance of routine government actions to which HarbourVest is entitled.

“Family Member” means any of the following persons to a Staff Member:

•	Spouse or domestic partner;

•	Children under the age of 18;

•	Children who are 18 or older (unless they do not live in the same household as you and you do not contribute in any way to their support); and

•

Any of the following people who live in your household: your stepchildren, grandchildren, parents, step-parents, grandparents, brothers, sisters, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, and sisters-in-law, including adoptive relationships.

[3]

Staff Member transaction and holdings information relating to HarbourVest-Managed Funds and HarbourVest 401(k) and Pension Plans are maintained by the Firm’s Tax Department and the administrator of such plans, respectively, and available to Compliance upon request.

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“FCA” means the UK’s Financial Conduct Authority.

“FCPA” means the US’s Foreign Corrupt Practices Act of 1977, as amended.

“FSA” means Japan’s Financial Services Agency.

“Fund Insider” means, with respect to HPIF,

•	HPIF Trustees;

•	HPIF officers;[4]

•

HarbourVest Registered Advisers, L.P., and its officers who perform a policy-making function with respect to the management of HPIF or whose duties provide them with confidential information regarding HPIF.

“Fund Investor” means any Limited Partner or shareholder in a HarbourVest managed Fund, not including HVPE.

“Futures & Futures Contracts” means a contract to buy or sell a specific amount of a commodity (such as grain, a currency, or an index) for an agreed-up price at a certain time in the future.

“Gift” means any item of value, including favors, presents, and gratuities, received from a Business Partner, unless exempted under HarbourVest’s Code of Ethics.

“Government Entity” means any national, regional, territorial, state, province, district, county, city, town, village or other municipal government or political subdivision thereof, whether in the US or a foreign country, including:

•	Any entity that is owned or controlled by the Government Entity;

•	Any pool of assets sponsored or established by the Government Entity;

•	Any board, agency, authority, or instrumentality thereof; and

•	Any plan or program of a Government Entity, including, but not limited to, a defined benefit plan or a state general fund.

Sovereign wealth funds and public pension funds are typically Government Entities. If you are in doubt as to whether a particular body is a Government Entity, ask a member of Compliance.

[4]

Officers of a registered closed-end investment company include “its president, principal financial officer, principal accounting officer or controller (if any), any vice president of the issuer in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, and any other person who performs similar policy-making functions.” Rule 16a-1(f) under the Exchange Act. The term “policy-making function” is not intended to include policy-making functions that are not significant.

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“HarbourVest” or “Firm” means HVLLC and HVRA.

“HarbourVest-Managed Fund” means an Investment Company, other pooled investment vehicle or separate account (including a single-investor limited partnership) under management managed by HarbourVest.

“HPIF” means HarbourVest Private Investments Fund.

“HVLLC” means HarbourVest Partners, LLC and certain of its affiliated companies considered “relying advisers” as indicated on Form ADV, as well as other operating entities with Staff.

“HVPE” means HarbourVest Global Private Equity Limited.

“HVPE Chairperson” means an independent member on the HVPE Board who is designated as Chairperson.

“HVPE Managing Director” means the person designated by HarbourVest Partners (U.K.) Limited to act as Managing Director for HVPE. This includes any person that is designated to perform the function when the HVPE Managing Director is not available.

“HVRA” means HarbourVest Registered Advisers, L.P.

“ICO” means an initial offer or sale of digital currencies or digital security tokens.

“Information Access Contractor” means a non-employee, such as a consultant, independent consultant or intern, who as part of their engagement with HarbourVest, has access to potential MNPI or who has access to Firm systems, files, or facilities that may afford access to MNPI, as determined by Compliance.

“Initial Holdings Report” means the initial report of a Staff Member’s current holdings of Reportable Securities (which must include the securities holdings of the Staff Member’s Family Members). As required by Rule 204A-1(b)(1)(ii)(A) under the Advisers Act, the report must be submitted no later than 10 calendar days after the Staff Member becomes covered by the Code and the report’s information must be current as of a date no more than 45 days prior to the date the Staff Member becomes covered by the Code.

The Initial Holdings Report must include, at a minimum: (i) the name of each Reportable Security in which the Staff Member has a Beneficial Interest; (ii) the exchange ticker symbol or CUSIP/ISIN/SEDOL number of each Reportable Security held; (iii) the type of Reportable Security held; (iv) the number of shares (or quantity) of each Reportable Security held; (v) the principal amount (or value) of each Reportable Security; (vi) the name of the broker, dealer, or bank with which the Staff Member (or Family Member) maintains an account in which each Reportable Security is held; (vii) the account title; and (viii) the account number.

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“Initial Public Offering” or “IPO” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

“Insider Trading” means trading in securities while having Material Non-Public Information regarding the securities or communicating Material Non-Public Information to others.

“Investment Club” means a membership organization where investors make joint decisions on which securities to buy or sell. The securities are generally held in the name of the investment club.

“Investment Company” means a company that issues securities that represent an undivided interest in the net assets held by the company. The federal securities laws categorize Investment Companies into three basic types:

•	Open-End Investment Companies (generally known as mutual funds);

•	Closed-End Investment Companies (generally known as closed-end funds); and

•	Unit Investment Trusts.

“Investment Company Act” means the US’s Investment Company Act of 1940, as amended.

“Investment Contractor” means a non-employee, such as a consultant, independent consultant or intern, who provides investment advice on behalf of the Firm or who participates in the formulation of investment advice given by the Firm, and who is subject to HarbourVest’s supervision and control, as determined by Compliance.

“Managed Account” (also known as a “Non-Discretionary Account”) means an account for which a Staff Member has no direct or indirect influence or control over the investment decision-making process and no knowledge of transactions until after they are completed.

You must obtain written pre-approval from Compliance before relying on the exemption from the Preclearance and reporting requirements afforded to Managed Accounts under the Code.

“Market Manipulation” means the act of artificially affecting the price of a security or otherwise influencing the behavior of the market for personal gain.

“Material Information” means information that a reasonable investor would be likely to consider relevant in deciding whether to buy or sell public securities. Information that could reasonably be expected to affect the price of securities is typically material

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“Material Non-Public Information” or “MNPI” means Material Information that is Non-Public Information.

“Meal” means an event, the main purpose of which is eating food. Therefore, events where eating is not the main purpose but at which food is served, such as some cocktail parties or music events, are considered Entertainment, not Meals.

“MAS” means Monetary Authority of Singapore.

“Municipal Security” means a bond, note, warrant, certificate of participation, or other obligation issued by a state or local government or their agencies or authorities (such as cities, towns, villages, counties, or special districts).

“Mutual Fund-Only Account” means an account that allows the account holder to invest only in mutual funds. Such accounts do not have the capability of holding Reportable Securities.

“New Account Report” means the report of any new account in which a Staff Member has a Beneficial Interest that holds, or has the capability of holding, Reportable Securities (which must include new accounts of the Staff Member’s Family Members). Staff Members must report new accounts by the earliest of the following dates: (i) no later than 30 calendar days after the account is opened; or (ii) one (1) calendar day before trading in the new account.

Information that must be disclosed for each new account includes, at a minimum: (i) the name of the broker, dealer, or bank with whom the Staff Member (or Family Member) established the account; (ii) the account holder’s name; (iii) the account holder’s relationship to the Staff Member; (iv) the classification of the account (i.e., discretion, no discretion, or limited offerings – Private Placements); (v) the account number; and (vi) the date the account was established.

“Non-Public Information” means information that has not been effectively disclosed to the marketplace and had adequate time for the market as a whole to respond to the information. Examples of effective disclosure include:

•	Public filings with the SEC;

•	Information appearing in publications of general circulation;

•	Company press releases; and

•	Company meetings with members of the press and public.

“Office-specific Supplement” means any policy or procedure applicable to a specific office, geographical region, affiliate, or fund entity.

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“Open-End Investment Company” means an Investment Company that continually creates new shares on demand. A mutual fund registered under the Investment Company Act is an Open-End Investment Company.

“Option” means a security that gives the investor the right, but not the obligation, to buy or sell a specific security at a specified price within a specified time frame. Any Staff Member who buys/sells an Option is generally deemed to have purchased/sold the underlying security when the Option was purchased/sold.

Example: If a Staff Member buys a call (put) Option, the Staff Member is considered to have purchased (sold) the underlying security on the date the Option was purchased. If a Staff Member sells a call (put) Option, the Staff Member is considered to have sold (purchased) the underlying security on the date the Option was sold.

“OSC” means the Ontario Securities Commission.

“Outside Business Activity” includes the following:

•	Being engaged in any outside business, including volunteer positions with charitable organizations;

•	Being employed by, or receiving compensation from, any other person, entity, or business organization;

•	Serving as a director of a public or private company or on the board of any other organization outside of your obligations to HarbourVest; or

•	Being involved in any other endeavor that may interfere with your responsibilities to HarbourVest.

“Personal Information”: Information about an identifiable individual, with the exception of the name, title, business address, and business telephone number of an employee of an organization

“Policy”: The policies set forth in the applicable section of this Code and those incorporated by reference, as well as any other policy or procedure approved by the CCO and published to the applicable Staff Members.

“Political Action Committee” means any political committee that raises and spends money contributions, directly or indirectly, to candidates and Political Parties. Non-profit, tax-exempt groups organized under section 501(c)(3) of the US Internal Revenue Code of 1986 that operate for religious, charitable, scientific, or educational purposes are not considered to be “Political Action Committees.”

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“Political Activity” means the participation in any fundraising activity or performance of any work for the campaign of any candidate for, or incumbent of, a federal, state, or local political office or a political office in any foreign country.

“Political Contribution” means any gift, subscription, loan, advance, or deposit of money or anything of value, made in any country to:

•	A candidate for, or incumbent of, a federal, state, or local political office;

•	A Political Party; or

•	A Political Action Committee.

“Political Party” means any political organization that typically seeks to influence government policy, usually by nominating their own candidates and trying to seat them in political office.

“Portfolio Manager” means any Staff Member who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by HPIF.

“Preclearance” or “Preclear” means, depending upon the context, the act of seeking, or obtaining, approval via the ComplySci system prior to conducting a transaction in Reportable Securities, Political Contribution, or other event or activity.

“Private Placement” means an offering of securities that is exempt from registration under various laws and rules, such as the 1933 Act. Examples of Private Placements include limited partnerships, certain co-operative investments in real estate, commingled investment vehicles such as hedge funds and private equity funds, and investments in family-owned businesses. A Private Placement is an example of a Limited Offering.

“Public Official” or “Official” means:

•

Any person who is employed full- or part-time by a Government Entity, or by public or independent agencies, public enterprises, state-owned businesses, state-controlled businesses or public academic institutions;

•	Any individual who holds a legislative or judicial position of any kind (whether appointed or elected);

•	Any individual who conducts a public function for a public agency or public enterprise;

•	Any official, staff member, agent or representative of: (i) a Government Entity; (ii) a Political Party; or (iii) a public international organization, such as the United Nations or the World Bank;

•	Any Foreign political parties, officials of a political party, or is a candidate for foreign political office;

•	Any candidates for political office;

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•	Any member of a royal family, including entities owned or controlled by such individuals; or

•	Any family member or representative of any of the above.

When used in connection with political contributions, the term “Public Official” includes any U.S. State/Local Official, as well as any person (including any election committee for the person) who was, at the time of the contribution, an incumbent or candidate for elective office of a Government Entity, if the office:

•	Is directly or indirectly responsible for, or can influence the outcome of, the hiring of HarbourVest by a Government Entity; or

•	Has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of HarbourVest by a Government Entity.

“Quarterly Transaction Report” means the quarterly report of a Staff Member’s transactions in Reportable Securities (which must include the securities transactions of the Staff Member’s Family Members). As required by Rule 204A-1(b)(2)(ii) under the Advisers Act, the report must be submitted no later than 30 days after the end of each calendar quarter.

•

The Quarterly Transaction Report must include, at a minimum: (i) the name of each Reportable Security traded; (ii) the exchange ticker symbol or CUSIP/ISIN/SEDOL number of the Reportable Security traded; (iii) the number of shares (or quantity) of each transaction; (iv) the principal amount (or value) of each transaction; (v) the nature or type of transaction (i.e., purchase, sale, or any other type of acquisition or disposition); (vi) the price at which each transaction was effected; (vii) the name of the broker, dealer, or bank through which the transaction was effected; and (viii) the date of each transaction.

•

With respect to any account established during the quarter by a Staff Member in which any securities were held during the quarter in which the Staff Member had a beneficial interest, the Quarterly Transaction Report must include, at a minimum: (i) the name of the broker, dealer or bank with whom the Staff Member established the account; (ii) the date the account was established; and (iii) the date the report is submitted by the Staff Member.

“Reportable Account” means an account, other than an Exempt Account, held with a broker, dealer, bank or equivalent institution in which a Staff Member or their Family Member has a Beneficial Interest that holds, or has the capability of holding, any Reportable Securities.

“Reportable Security” means a “security” as defined by Section 202(a)(18) of the Advisers Act, except it does not include Exempt Securities.

Reportable Securities include, but are not limited to:

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•	Stocks, bonds, and obligations convertible to stock;

•	Derivative instruments (such as Options on securities, structured notes, indexes, or currencies);

•	ETFs;

•	Closed End Investment Companies;

•	HPIF;

•

Open End Investment Companies other than those registered under the Investment Company Act) or by the SFC in Hong Kong, or authorized for sale in the UK, or UCITS (unless exempted in writing by the CCO); Unit Investment Trusts, and Venture Capital Trusts; and

•	Limited Offerings (including Private Placements but excluding HarbourVest-Managed Funds).

“Restricted List” means a confidential list maintained by Compliance that identifies issuers of securities which HarbourVest Staff Members and their Family Members are prohibited to trade. The Restricted List is highly confidential and its contents must not be communicated directly or indirectly to anyone other than appropriate HarbourVest personnel.

“Restricted Period” means one of the periods when the purchase or sale of HVPE’s publicly traded securities is prohibited.

“SEC” means the US Securities and Exchange Commission.

“SFC” means Hong Kong’s Securities and Futures Commission.

“Short Sale” means the sale of a security that is not owned by the seller at the time of the trade.

“Staff” or “Staff Member” means each employee, officer, member, director, and active senior adviser of HarbourVest, and other individuals as the CCO may designate from time-to-time. This definition applies to all employees, officers, members, and directors of HarbourVest Partners, LLC and its affiliates, including HarbourVest Registered Advisers, L.P., and to all Staff Members of future affiliated operating entities that may be established from time-to-time. This definition does not include inactive or former senior advisers as designated by the CCO.

The term “Staff Member” also includes all Investment Contractors (as defined herein). The CCO may, in their discretion, waive the requirements of the Code for Investment Contractors except the requirements to preclear IPOs and Private Placements.

Information Access Contractors (as defined herein) who are engaged to provide services to HarbourVest for 90 calendar days or longer are also designated as Staff Members unless they are contracted to work for the Firm by means of a Compliance-approved Managed Services Agreement. The CCO many, in their discretion, waive the requirements of the Code

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(including the requirement to contract to work for the Firm by means of a Compliance-approved Managed Services Agreement) for certain Information Access Contractors.

Information Access Contractors who are engaged to provide services to HarbourVest for less than 90 calendar days and who are not contracted to work for the Firm by means of a Compliance-approved Managed Services Agreement shall be subject to contractual provisions and policies approved by Compliance on a case-by-case basis.

Any uncertainty as to whether an individual is a Staff Member should be brought to the attention of Compliance.

“Taft-Hartley Plan” is a collectively bargained plan maintained by more than one employer (i.e., a multi-employer plan), usually within the same or related industries, and a labor union.

“Travel” means any type of travel, accommodation, or lodging.

“UCITS” means an Undertaking for Collective Investment in Transferable Securities domiciled in the EU (i.e., an Open-End Investment Company regulated in the EU).

“UK” means the United Kingdom.

“UK Bribery Act” means the United Kingdom’s Bribery Act 2010.

“Union Plan” means a Taft-Hartley Plan in US. It typically refers to a collectively bargained plan maintained by more than one employer (i.e., a multi-employer plan), usually within the same or related industries, and a Union based in the US or that includes US workers.

“Unit Investment Trust” or “UIT” is an Investment Company registered under the Investment Company Act that offers a fixed (unmanaged) portfolio of securities having a definite life.

“US” means the United States.

“US State/Local Official” means any incumbent or candidate for state or local office in the US, or any election committee of that person. For example, a US State/Local Official includes a federal office holder (e.g., a Representative or Senator) who is running for state office. It also includes a state office holder (e.g., a Governor) who is running for federal office.

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X.2	Appendix 2 – Personal Trading Rules Summary[5]

Reporting Requirements Relating to Personal Securities Transactions and Holdings

Reporting Requirement	How to Complete	When Due
Initial Holdings Report and Certification	- Complete and submit an Initial Holdings Report Certification – New Hire in ComplySci

- You must submit this no later than 10 calendar days after you join HarbourVest or otherwise become covered by the Code

- Information must be current as of a date no more than 45 calendar days prior to the date you become covered by the Code

- Compliance will notify you when to report

Annual Holdings Report and Certification	- Complete and submit an Accounts & Holdings Report Certification – Annual in ComplySci

- At least once each 12-month period on a date specified by Compliance, you must submit this report and certification

- Information must be current as of a date no more than 45 calendar days prior to the date you submit the report

- Compliance will notify you when to report

New Account Report	- Disclose any new accounts in which you have a Beneficial Interest (including Managed Accounts) via ‘Self-Report – Add Accounts’ on your ‘Personal Dashboard’ within ComplySci	- You must report new accounts by the earlier of the following: (i) no later than 30 calendar days after the account is opened; or (ii) one (1) calendar day before trading in the new account

New Transaction Report	- Report all new reportable transactions via ‘Self-Report – Add Transactions” on your ‘Personal Dashboard’ within ComplySci

- You must report new transactions no later than 30 calendar days after calendar quarter-end

- You do not need to report trades executed in a Managed Account or in an account that provides an electronic feed into ComplySci

Quarterly Transaction Report and Certification	- Complete and submit a Transactions Report Certification – Quarterly within ComplySci

- You must certify your transactions no later than 30 calendar days after each calendar quarter-end or sooner if the local regulations require as such

- You do not need to report trades executed in a Managed Account

- You do need to submit this certification even if you have no reportable transactions or all of your accounts provide an electronic feed into ComplySci

- Compliance will notify you when to report

Electronic Feeds	- Open an account with a broker that supplies electronic feeds into ComplySci - Compliance will assist you in establishing the feed	- You must promptly establish electronic feeds for all accounts located in the US other than Managed Accounts, 401(k) Plan accounts, or active employee benefit/stock/stock option/deferred compensation plan accounts offered by a Family Member’s employer

[5]	This Rules Summary serves only to summarize key responsibilities of Staff Members under the Code of Ethics and should not be considered a substitute for the full policy included within this document.

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Reporting Requirement	How to Complete	When Due
- You are not required to migrate accounts located outside the US to brokers that provide electronic feeds but are encouraged to do so

Non-Feeding Accounts	- Account statements (or holdings reports and transaction summaries) must be uploaded to ComplySci no less frequently than quarterly for any account that does not provide an electronic feed into ComplySci (including Managed Accounts) - Statements must reflect your holdings, transactions, and other activity in your account during the specified period

- For any account that does not provide an electronic feed into ComplySci, you must upload statements covering each calendar quarter to ComplySci no later than 30 calendar days after each quarter-end

- You do not need to provide account statements for any account that provides an electronic feed into ComplySci

-

Other Requirements Relating to Personal Securities Transactions in Reportable Securities

Transaction Type	Is Preclearance Required?	Is Transaction Reporting Required?
Reportable Securities (excluding ETFs)

- Yes, via a ‘Trade Request’ under ‘Preclear - Trade’ on your ‘Personal Dashboard’ within ComplySci

- An immediate approval/denial response will be provided to you in ComplySci

- Trade approval, when granted, is effective only until the close of business on the US business day following the date authorization is granted

- You must hold the security for a minimum of 30 calendar days

- Trades in Managed Accounts do not require Preclearance

- Yes, must be reported within 30 calendar days after calendar quarter-end via ‘Self-Report - Add Transactions’ on your ‘Personal Dashboard’ within ComplySci, unless the trade is executed in a Managed Account[6] or in an account that provides an electronic feed into ComplySci

*Specific to staff of HarbourVest Partners (Singapore) Pte. Ltd., all transactions must be reported on ComplySci within 7 calendar days of the transaction.

ETFs	- No, except concentrated ETFs (containing 20 or less holdings), require Compliance preclearance before transacting	- Yes, same as above

[6]	Transactions in Managed Accounts are not reportable. However, duplicate account statements must be provided for Managed Accounts unless the Managed Account provides an electronic feed into ComplySci.

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Transaction Type	Is Preclearance Required?	Is Transaction Reporting Required?
IPOs and Private Placements

- Yes, via a ‘Preclear – IPO’ or ‘Preclear - Private Placement’ on your ‘Personal Dashboard’ within ComplySci

- A manual review will be conducted by Compliance

- You must hold the security for a minimum of 30 calendar days

- Includes ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”)).

- Yes, same as above

HVPE

- Yes, a manual review will be conducted by Compliance

- Trade approval, when granted, is only effective for two (2) trading days.

- You must hold the security for a minimum of twelve (12) months

- Trades in HVPE shares are also subject to monthly, semi-annual, annual, and ad-hoc Restricted Periods, as described in the Code.

- Yes, same as above

Involuntary Transactions	- No	- Yes, same as above

Direct Obligations of a national government	- No	- Yes (except for direct obligations of the U.S. government and certain securities issued by the UK government which are Exempt Securities), same as above

U.S. Municipal Securities	- No	- Yes, same as above

Exempt Securities and Exempt Accounts	- No	- No

Cryptocurrencies	- No, except for ICOs and pre-ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”)).	- No, except for ICOs and pre- ICOs (e.g. Simple Agreement for Future Tokens “SAFTs”)).

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X.3	Appendix 3 – Gifts, Meals, Entertainment, Travel, and Charitable Contributions Policy Summary except Asia Pacific[7]

	Gifts (non-cash only)	Meals	Entertainment	Travel

Preclearance Threshold - Receipt	USD 250 per calendar year per donor/company	None, if “reasonable and customary”	USD 250 per occasion and USD 1,000 per calendar year per donor/company	Should not be accepted, with limited exceptions

Preclearance Threshold - Provided	USD 250 per calendar year per person	None, if “reasonable and customary”	USD 250 per occasion and USD 1,000 per calendar year per person	Requires Preclearance, with limited exceptions

Preclearance	Required from CCO via ComplySci to exceed these limits

ERISA Plans, Union Plans, and Government Entities

Preclearance: Required from CCO via ComplySci before any Staff Member may: receive or provide any Gifts, Meals, Entertainment, or Travel to an official, employee, or other representative of a US ERISA Plan, US labor union or Union Plan, or any Government Entity (e.g., federal, state, local, or foreign)

Firm-sponsored events involving a US ERISA Plan, US labor union or Union Plan, or Government Entity also require pre-approval by the CCO

Reporting

Gifts, Meals, Entertainment, and Travel, regardless of value, must be reported within 30 calendar days; in ComplySci if received, or in either ComplySci or Concur if provided.

Exception – Meals received do not need to be reported

Charitable Contributions

Preclearance: Not required unless a Business-Related Charitable Contribution Business-Related Charitable Contributions include:

Those solicited by a Business Partner or Government Entity; or

Those made to an organization associated with a Business Partner or Government Entity

Reporting: All Business-Related Charitable Contributions must be reported within 30 calendar days of the donation in ComplySci

[7]

This Summary serves only to summarize key responsibilities of Staff Members under this policy and should not be considered a substitute for the full policy included herein. Refer to policy for further details. Asia Pacific Staff Members should refer to details under Asia Gifts, Entertainment, Meals, Travel and Charitable Contributions (October 2023) in a separate document.

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